Exhibit 10.2

EXECUTION VERSION

LEVEL 3 FINANCING, INC.,

as Issuer,

LEVEL 3 PARENT, LLC,

as a Guarantor,

the other Guarantors party hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and as Note Collateral Agent

Indenture

Dated as of November 29, 2019

3.400% Senior Secured Notes Due 2027

ARTICLE NINE

COVENANTS

SECTION 901.	Payment of Principal, Premium, if Any, and Interest	73
SECTION 902.	Maintenance of Office or Agency	73
SECTION 903.	Money for Security Payments to Be Held in Trust	73
SECTION 904.	Existence	75
SECTION 905.	Reports	75
SECTION 906.	Statement by Officers as to Default	76
SECTION 907.	Change of Control Triggering Event	77
SECTION 908.	Limitation on Debt	79
SECTION 909.	Limitation on Priority Debt	83
SECTION 910.	Limitation on Liens prior to a Collateral Release Ratings Event	84
SECTION 911.	Limitation on Liens Following a Collateral Release Ratings Event	88
SECTION 912.	Limitation on Asset Dispositions	90
SECTION 913.	Limitation on Sale and Leaseback Transactions	91
SECTION 914.	Limitation on Designations of Unrestricted Subsidiaries	91
SECTION 915.	Limitation on Actions with Respect to Existing Intercompany Obligations	93
SECTION 916.	Limitation on Guarantees of Debt by Issuer Restricted Subsidiaries	95
SECTION 917.	Covenant Termination	97
SECTION 918.	Collateral and Guarantee Termination	97
SECTION 919.	Authorizations and Consents of Governmental Authorities	98

ARTICLE TEN

REDEMPTION OF SECURITIES

SECTION 1001.	Right of Redemption	99
SECTION 1002.	Applicability of Article	99
SECTION 1003.	Election to Redeem; Notice to Trustee	99
SECTION 1004.	Selection by Trustee of Securities to Be Redeemed	99
SECTION 1005.	Notice of Redemption	100
SECTION 1006.	Deposit of Redemption Price	101
SECTION 1007.	Securities Payable on Redemption Date	101
SECTION 1008.	Securities Redeemed in Part	101

ARTICLE ELEVEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1101.	Issuer’s Option to Effect Defeasance or Covenant Defeasance	102
SECTION 1102.	Defeasance and Discharge	102

SECTION 1103.	Covenant Defeasance	102
SECTION 1104.	Conditions to Defeasance or Covenant Defeasance	103
SECTION 1105.	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	104
SECTION 1106.	Reinstatement	105

ARTICLE TWELVE

NOTE GUARANTEES

SECTION 1201.	Guarantees	105
SECTION 1202.	Contribution	108
SECTION 1203.	Release of Guarantees	108
SECTION 1204.	Successors and Assigns	108
SECTION 1205.	No Waiver	109
SECTION 1206.	Modification	109
SECTION 1207.	Execution of Supplemental Indenture for Future Guarantors	109
SECTION 1208.	Limitation on Guarantor Liability	109

ARTICLE THIRTEEN

COLLATERAL AND SECURITY

SECTION 1301.	Collateral	110
SECTION 1302.	New Guarantors; After-Acquired Property	111
SECTION 1303.	Note Collateral Agent	112
SECTION 1304.	Corporate Note Collateral Agent Required; Eligibility; Conflicting Interests	114
SECTION 1305.	Resignation and Removal; Appointment of Successor	115
SECTION 1306.	Acceptance of Appointment by Successor	116
SECTION 1307.	Merger, Conversion, Consolidation or Succession to Business	116
SECTION 1308.	Release of Collateral	117
SECTION 1309.	Authorization of Actions to be Taken by the Trustee Under the Note Collateral Documents	118
SECTION 1310.	Authorization of Receipt of Funds by the Note Collateral Agent Under the Note Collateral Documents	119
SECTION 1311.	Purchaser Protected	119
SECTION 1312.	Powers Exercisable by Receiver or Trustee	120

APPENDIX A – Provisions Relating to Securities

EXHIBIT 1 TO APPENDIX A – Form of Security

EXHIBIT A – Form of Incumbency Certificate

EXHIBIT B – Form of Supplemental Indenture (Future Guarantors)

EXHIBIT C – Form of Loan Proceeds Note Guarantee

INDENTURE, dated as of November 29, 2019, among Level 3 Financing, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Issuer”), having its principal office at 1025 Eldorado Blvd., Broomfield, Colorado 80021, Level 3 Parent, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called “Level 3 Parent”), having its principal office at 1025 Eldorado Blvd., Broomfield, Colorado 80021, the other Guarantors party hereto and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee and as Note Collateral Agent.

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of 3.400% Senior Secured Notes Due 2027 (the “Securities”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer, Level 3 Parent and the Guarantors party hereto have duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Securities, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of each of the Issuer, Level 3 Parent, the Guarantors party hereto, the Trustee and the Note Collateral Agent, in accordance with their and its terms.

Simultaneously with the closing of the offering of the Securities, the Issuer will lend the net proceeds of the issuance of the Securities, together with cash on hand, to Level 3 LLC and the Loan Proceeds Note will be amended and restated to reflect that the principal amount thereof will be increased by the aggregate principal amount of the Securities and decreased by the amount of the “Tranche B 2024 Term Loans” under (and as defined in) the Existing Issuer Credit Facility that are repaid with the proceeds of the offering of the Securities. The Loan Proceeds Note is pledged by the Issuer to secure its obligations under the Existing Issuer Credit Facility, the Note Documents and the other First Lien Debt Documents.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, including the recitals set forth above, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean United States generally accepted accounting principles as in effect on the date of this Indenture;

(c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, paragraph or other subdivision;

(d) unless otherwise indicated, references to Articles, Sections, paragraphs or other subdivisions are references to such Articles, Sections, paragraphs or other subdivisions of this Indenture; and

(e) “or” is not exclusive and “including” means including without limitation.

“Accreted Value” of any Debt issued at a price less than the principal amount at stated maturity means, as of any date of determination, an amount equal to the sum of (a) the issue price of such Debt as determined in accordance with Section 1273 of the Code or any successor provisions plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the “stated redemption price at maturity” of such Debt within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Debt) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Debt to the date of determination, minus all amounts theretofore paid in respect of such Debt, which amounts are considered as part of the “stated redemption price at maturity” of such Debt within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated as principal or interest).

“Acquired Debt” means, with respect to any specified Person, (i) Debt of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any Property acquired by such specified Person, which Debt was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional First Lien Debt” means the Securities (including the Note Guarantees) and any other Debt of the Issuer (other than Debt constituting Existing Issuer Credit Facility Obligations or obligations under any Replacement Credit Facility) secured by the Collateral on a pari passu basis (but without regard to control of remedies) with the Existing Issuer Credit Facility Obligations or the obligations under any Replacement Credit Facility; provided, however, that (i) such Debt is permitted to be incurred, secured and guaranteed on such basis by each First Lien Debt Document and (ii) the representative for the holders of such Debt is a party to the Intercreditor Agreement (in the case of the Note Collateral Agent) or has become a party to the Intercreditor Agreement (in the case of any Additional First Lien Debt entered into after the Issue Date).

“Additional First Lien Debt Collateral Documents” means the Note Collateral Documents and each other agreement, instrument or other document entered into in favor of the representative for any class of Secured Parties under any class of Additional First Lien Debt for the purposes of securing such Additional First Lien Debt Obligations.

“Additional First Lien Debt Documents” means, with respect to any class of Additional First Lien Debt, the promissory notes, indentures, Additional First Lien Debt Collateral Documents or other operative agreements evidencing or governing such Additional First Lien Debt Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Additional First Lien Debt Obligations” means, with respect to any class of Additional First Lien Debt, (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer or any other obligor, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to such Additional First Lien Debt, (b) all other amounts payable to the related Additional First Lien Debt Parties under the related Additional First Lien Debt Documents and (c) any renewals, extensions or refinancings of the foregoing, provided that, in the case of this clause (c), a representative in respect of such class has executed and delivered a joinder agreement in compliance with the Intercreditor Agreement.

“Additional First Lien Debt Parties” means, with respect to any class of Additional First Lien Debt, the holders of such Debt from time to time, any trustee or agent therefor under any related Additional First Lien Debt Documents, and the beneficiaries of each indemnification obligation undertaken by the Issuer or any obligor under any related Additional First Lien Debt Documents.

“Additional Refinancing Amount” means, with respect to any refinancing permitted by Section 908(b)(vi), the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Board of Directors of Level 3 Parent or a duly authorized committee thereof as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the fees and expenses of the Issuer or the relevant Issuer Restricted Subsidiary Incurred in connection with such refinancing.

“Additional Securities” means, subject to the Issuer’s compliance with the covenants in this Indenture, including Section 908, 3.400% Senior Secured Notes due 2027 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 306, 307 or 1008 of this Indenture).

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.1(b) of Appendix A.

“Asset Disposition” means any transfer, conveyance, sale, lease, issuance or other disposition by the Issuer or any Issuer Restricted Subsidiary in one or more related transactions (including a consolidation or merger or other sale of any such Issuer Restricted Subsidiary with, into or to another Person in a transaction in which such Issuer Restricted Subsidiary ceases to be an Issuer Restricted Subsidiary of the Issuer, but excluding a disposition by an Issuer Restricted Subsidiary to the Issuer or an Issuer Restricted Subsidiary or by the Issuer to an Issuer Restricted Subsidiary) of (i) shares of Capital Stock or other ownership interests of an Issuer Restricted Subsidiary, (ii) substantially all of the assets of the Issuer or any Issuer Restricted Subsidiary representing a division or line of business or (iii) other Property of the Issuer or any Issuer Restricted Subsidiary outside of the ordinary course of business (excluding any transfer, conveyance, sale, lease or other disposition of equipment that is obsolete or no longer used by or useful to the Issuer); provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $100,000,000 or more in any 12-month period. The following shall not be Asset Dispositions: (i) Permitted Telecommunications Capital Asset Dispositions that comply with Section 912(a), (ii) when used with respect to the Issuer, any Asset Disposition permitted pursuant to Section 703 which constitutes a disposition of all or substantially all of the assets of the Issuer and the Issuer Restricted Subsidiaries taken as a whole, (iii) Receivables sales constituting Debt under Qualified Receivable Facilities and (iv) any dividend, distribution or bona fide Investment not otherwise prohibited under this Indenture.

“Attributable Value” means, as to any Sale and Leaseback Transaction resulting in a Finance Lease Obligation, the principal amount of such Finance Lease Obligation.

“Bailee Collateral Agent” means each Collateral Agent (or its agent or bailee) that has possession or control of any Shared Collateral or any deposit, securities or other account in which such Shared Collateral is held, as gratuitous bailee and sub-agent for the purpose of perfection of the Collateral Agents’ (and the Bailee Collateral Agent’s) security interest therein.

“Bankruptcy Law” means each of the Federal Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Board of Directors” of any Person means the board of directors or comparable body of such Person.

“Board Resolution” of any Person means a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Cash Equivalents” means (i) U.S. dollars or foreign currencies held from time to time in the ordinary course of business; (ii) Government Securities having maturities of not more than one year from the date of acquisition; (iii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a long-term credit rating of “A” or better from S&P or “A2” or better from Moody’s or a short-term credit rating of “A-2” or better from S&P or “P-2” or better from Moody’s; (iv) certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P or “A2” or the equivalent thereof by Moody’s or any commercial bank ranking within the top 10 of all commercial banks in such bank’s country of operation on the basis of consolidated assets, and, in each case, having consolidated assets with value in excess of $500,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii), (iii) and (iv) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) commercial paper rated at the time of acquisition thereof at least “A” (long-term) or “A-2” (short-term) or the respective equivalent thereof by S&P or “A2” (long-term) or “P-2” (short-term) or the respective equivalent thereof by Moody’s or, if S&P and Moody’s cease publishing ratings of investments, carrying an equivalent rating by a nationally recognized rating agency (other than Moody’s and S&P) that rates debt securities having a maturity at original issuance of at least one year and in any case maturing within one year after the date of acquisition thereof; and (vii) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (i) through (vi) above.

“CenturyLink” means CenturyLink, Inc., a Louisiana corporation, and any successor thereto.

“CenturyLink Credit Group” means CenturyLink, together with each of its Subsidiaries (but excluding Level 3 Parent and Level 3 Parent’s Subsidiaries).

“Change of Control” has the meaning specified in Section 907.

“Change of Control Triggering Event” has the meaning specified in Section 907.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all Property whether now owned or hereafter acquired by the Issuer, Level 3 Parent or any other Guarantor, that is subject to a Lien securing the Obligations.

“Collateral Agents” means, at a given point in time, the Collateral Agents party to the Intercreditor Agreement at such time.

“Collateral Documents” means, collectively, the Existing Issuer Credit Facility Collateral Documents, the collateral documents relating to any Replacement Credit Facility, the Additional First Lien Debt Collateral Documents and the Intercreditor Agreement, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Collateral Release Ratings Event” has the meaning specified in Section 918.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Consolidated Cash Flow Available for Fixed Charges” for the Issuer and the Issuer Restricted Subsidiaries for any period means the Consolidated Net Income of the Issuer and the Issuer Restricted Subsidiaries for such period increased by the sum of, to the extent reducing such Consolidated Net Income for such period (or, with respect to clause (v) below, reduced by such amount to the extent increasing such Consolidated Net Income for such period), (i) Consolidated Interest Expense of the Issuer and the Issuer Restricted Subsidiaries for such period; (ii) Consolidated Income Tax Expense of the Issuer and the Issuer Restricted Subsidiaries for such period; (iii) consolidated depreciation and amortization expense and any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period) for the Issuer and the Issuer Restricted Subsidiaries; (iv) other non-recurring or unusual losses or expenses of the Issuer and the Issuer Restricted Subsidiaries (as determined by the Issuer in good faith); (v) non-recurring or unusual gains of the Issuer and the Issuer Restricted Subsidiaries (as determined by the Issuer in good faith); (vi) acquisition-related costs and restructuring reserves incurred by the Issuer or any of the Issuer Restricted Subsidiaries in connection with the acquisition of, merger, amalgamation or consolidation with, any Person expensed in computing such Consolidated Net Income to the extent the same would have been capitalized prior to the adoption of Statement of Financial Accounting Standards No. 141R, Business Combinations; (vii) the amount of (a) any restructuring charges or reserves and expenses related to business optimization or cost savings initiatives (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs and future lease commitments) of the Issuer and the Issuer Restricted Subsidiaries, and (b) any impairment charge or asset write-off or write-down of the Issuer and the Issuer Restricted Subsidiaries, in each case, pursuant to generally accepted accounting principles; and (viii) any non-recurring expenses or charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the Incurrence of Debt permitted to be Incurred under this Indenture (including a refinancing thereof) (whether or not successful), including (a) such fees, expenses or charges related to the offering of the Securities (including breakage costs in connection with hedging obligations) and (b) any amendment or other modification of the Securities, and, in each case, deducted (and not added back) in computing Consolidated Net Income; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Issuer Restricted Subsidiary (calculated separately for such Issuer Restricted Subsidiary in the same manner as provided above for the Issuer), that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Issuer or another Issuer Restricted Subsidiary, as applicable, to the extent of such restrictions.

“Consolidated Income Tax Expense” for the Issuer and the Issuer Restricted Subsidiaries for any period means the aggregate amounts of the provisions for income taxes of the Issuer and the Issuer Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Interest Expense” for the Issuer and the Issuer Restricted Subsidiaries for any period means the interest expense included in a consolidated income statement (excluding interest income) of the Issuer and the Issuer Restricted Subsidiaries for such period in accordance with generally accepted accounting principles, including, without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts and issuance costs, including commitment fees; (ii) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities; (iii) net costs with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements (including fees); (iv) Preferred Stock Dividends (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock Dividends, declared and paid or payable; (vi) interest on Debt guaranteed by the Issuer and the Issuer Restricted Subsidiaries; (vii) the portion of any Finance Lease Obligation or Sale and Leaseback Transaction paid during such period that is allocable to interest expense; (viii) interest Incurred in connection with investments in discontinued operations; and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer or an Issuer Restricted Subsidiary) in connection with Debt Incurred by such plan or trust.

“Consolidated Net Income” for the Issuer and the Issuer Restricted Subsidiaries for any period means the net income (or loss) of the Issuer and the Issuer Restricted Subsidiaries, as applicable, for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall be excluded therefrom (a) the net income (or loss) of any Person that is not an Issuer Restricted Subsidiary, as applicable, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or an Issuer Restricted Subsidiary, as applicable, by such Person during such period; (b) gains or losses realized upon the sale or other disposition of any Property of the Issuer or the Issuer Restricted Subsidiaries that is not sold or disposed of in the ordinary course of business (it being understood that Permitted Telecommunications Capital Asset Dispositions shall be considered to be in the ordinary course of business); (c) gains or losses realized upon the sale or other disposition of any Special Assets; (d) all extraordinary gains and extraordinary losses, determined in accordance with generally accepted accounting principles; (e) the cumulative effect of changes in accounting principles; (f) non-cash gains or losses resulting from fluctuations in currency exchange rates; (g) any non-cash expense related to the issuance to employees or directors of the Issuer or any Issuer Restricted Subsidiary of (1) options to purchase Capital Stock of the Issuer or such Issuer Restricted Subsidiary or (2) other compensatory rights; provided, in either case, that such options or rights, by their terms can be redeemed at the option of the holder of such option or right only for Capital Stock; (h) with respect to an Issuer Restricted Subsidiary that is not a Wholly Owned Subsidiary, any aggregate net income (or loss) in excess of the Issuer’s or any Issuer Restricted Subsidiary’s pro rata share of the net income (or loss) of such Issuer Restricted Subsidiary that is not a Wholly Owned Subsidiary; (i) for purposes of calculating Pro Forma Consolidated Cash Flow Available for Fixed Charges in Section 908(a) and Section 908(b) only, ordinary losses or gains (including related fees and expenses) on early extinguishment of Debt; (j) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); (k) the amount of any expense to the extent a corresponding amount is received in cash by the Issuer or such Issuer Restricted Subsidiary; provided that such payment has not been otherwise included in Consolidated Net Income; and (l) to the extent covered by insurance and actually reimbursed or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 540 days of the date of such determination (with a deduction for any amount so added back to the extent not so reimbursed within 540 days), expenses with respect to liability or casualty events or business interruption; provided further that there shall further be excluded therefrom the net income (but not net loss) of any Issuer Restricted Subsidiary, as applicable, that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Issuer or another Issuer Restricted Subsidiary, as applicable, to the extent of such restriction.

“Consolidated Net Tangible Assets” of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, less all current liabilities, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet, as calculated in good faith by such Person.

“Consolidated Tangible Assets” of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet, as calculated in good faith by such Person.

“Covenant Termination Ratings Event” has the meaning specified in Section 917.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 400 South Hope St., Suite 500, Los Angeles, CA 90071, except that, with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Credit Facilities” means one or more credit agreements, including the Existing Issuer Credit Facility, any Replacement Credit Facility, loan agreements or similar facilities, secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including any Qualified Receivable Facility, entered into from time to time by the Issuer or any Issuer Restricted Subsidiaries, or Purchase Money Debt, or Debt Incurred pursuant to Finance Lease Obligations, Sale and Leaseback Transactions, or senior secured note issuances, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of Property, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of Property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Finance Lease Obligation of such Person, including all Attributable Value in respect of Sale and Leaseback Transactions entered into by such Person, (vi) all obligations to redeem or repurchase Disqualified Stock issued by such Person, (vii) the liquidation preference of any Preferred Stock (other than Disqualified Stock, which is covered by the preceding clause (vi)) issued by any Restricted Subsidiary of such Person, (viii) every obligation under Hedging Agreements of such Person and (ix) every obligation of the type referred to in the preceding clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed. The “amount” or “principal amount” of Debt at any time of determination as used herein represented by (a) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be, except as otherwise set forth herein, the Accreted Value of such Debt at such time or (b) in the case of any Receivables sale constituting Debt, the amount of the unrecovered purchase price (that is, the amount paid for Receivables that has not been actually recovered from the collection of such Receivables) paid by the purchaser (other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer) thereof. The amount of Debt represented by an obligation under a Hedging Agreement shall be equal to (x) zero if such obligation has been Incurred pursuant to Section 908(b)(viii) or (y) the net termination value of such obligation if not Incurred pursuant to such clause.

“Default” means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Designation” has the meaning specified in Section 914.

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Securities; provided, however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Issuer to repurchase or redeem such Preferred Stock upon the occurrence of (i) a change of control occurring prior to the final Stated Maturity of the Securities shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock provide that the Issuer will not repurchase or redeem any such stock pursuant to such provisions prior to the Issuer’s repurchase of such Securities as are required to be repurchased pursuant to Section 907 or (ii) an asset sale occurring prior to the final Stated Maturity of the Securities shall not constitute Disqualified Stock.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Issuer held by Persons other than a Wholly Owned Restricted Subsidiary.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Excluded Collateral” has the meaning set forth in the Note Collateral Agreement.

“Existing Issuer Credit Facility” means the Amended and Restated Credit Agreement dated as of February 22, 2017, among the Issuer, Level 3 LLC, the lenders party thereto and Merrill Lynch Capital Corporation, as administrative agent and collateral agent, as the same may be amended, extended, supplemented or otherwise modified from time to time (regardless of whether effective).

“Existing Issuer Credit Facility Collateral Agent” means Merrill Lynch Capital Corporation and any successors and assigns.

“Existing Issuer Credit Facility Collateral Documents” means the guarantee agreement, the collateral agreement, the indemnity, subrogation and contribution agreement, the Loan Proceeds Note Collateral Agreement, any loan proceeds notes guarantee, any intercreditor agreement (including the Intercreditor Agreement) and each other security agreement or other instrument or document executed and delivered pursuant to the Existing Issuer Credit Facility to secure any of the Existing Issuer Credit Facility Obligations.

“Existing Issuer Credit Facility Obligations” means the “Obligations” under (and as defined in) the Existing Issuer Credit Facility.

“Existing Notes” means Level 3 Parent’s 5.75% Senior Notes due 2022 in an aggregate principal amount not to exceed $600,000,000, the Issuer’s 5.375% Senior Notes due 2022 in an aggregate principal amount not to exceed $1,000,000,000, the Issuer’s 5.625% Senior Notes due 2023 in an aggregate principal amount not to exceed $500,000,000, the Issuer’s 5.125% Senior Notes due 2023 in an aggregate principal amount not to exceed $700,000,000, the Issuer’s 5.375% Senior Notes due 2024 in an aggregate principal amount not to exceed $900,000,000, the Issuer’s 5.375% Senior Notes due 2025 in an aggregate principal amount not to exceed $800,000,000, the Issuer’s 5.25% Senior Notes due 2026 in an aggregate principal amount not to exceed $775,000,000, and the Issuer’s 4.625% Senior Notes due 2027 in an aggregate principal amount not to exceed $1,000,000,000.

“Expiration Date” has the meaning specified in “Offer to Purchase” below.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified herein, Fair Market Value shall be determined by the Issuer in good faith.

“Federal Bankruptcy Code” means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

“Finance Lease” has the meaning specified in “Finance Lease Obligation” below.

“Finance Lease Obligation” of any Person means the obligation to pay rent or other payment amount under a lease of (or other Debt arrangements conveying the right to use) Property of such Person which is required to be classified and accounted for as a finance lease on the face of a balance sheet of such Person in accordance with generally accepted accounting principles (a “Finance Lease”). The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with generally accepted accounting principles prior to December 15, 2018 (whether or not such lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Finance Lease Obligations) for purposes of this Indenture regardless of any change in generally acceptable accounting principles following such date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Finance Lease Obligations.

“First Lien” means the liens on the Collateral in favor of the Secured Parties under the Collateral Documents.

“First Lien Obligations” means the Existing Issuer Credit Facility Obligations, obligations under any secured Replacement Credit Facility and any Additional First Lien Debt Obligations (including, for the avoidance of doubt, the Obligations).

“First Lien Debt Documents” means (a) the Note Documents, (b) the Existing Issuer Credit Facility Collateral Documents and the collateral documents relating to any Replacement Credit Facility and (c) any Additional First Lien Debt Collateral Documents.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A. or, if Fitch Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person.

“5.125% Proceeds Note” means the existing intercompany demand note to the Issuer from Level 3 LLC in an aggregate original principal amount of $700,000,000 representing the gross proceeds to the Issuer from the issuance of the 5.125% Senior Notes due 2023.

“5.125% Senior Notes due 2023” means the Issuer’s 5.125% Senior Notes due 2023 issued pursuant to the Indenture dated as of April 28, 2015, among the Issuer, Level 3 Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“5.75% Senior Notes due 2022” means Level 3 Parent’s 5.75% Senior Notes due 2022 issued pursuant to the Indenture dated as of December 1, 2014, between Level 3 Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“5.625% Proceeds Note” means the existing intercompany demand note to the Issuer from Level 3 LLC in an aggregate original principal amount of $500,000,000 representing the gross proceeds to the Issuer from the issuance of the 5.625% Senior Notes due 2023.

“5.625% Senior Notes due 2023” means the Issuer’s 5.625% Senior Notes due 2023 issued pursuant to the Indenture dated as of January 29, 2015, among the Issuer, Level 3 Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“5.375% due 2022 Proceeds Note” means the existing intercompany demand note to the Issuer from Level 3 LLC in an aggregate original principal amount of $1,000,000,000 representing the gross proceeds to the Issuer from the issuance of the 5.375% Senior Notes due 2022.

“5.375% due 2024 Proceeds Note” means the existing intercompany demand note to the Issuer from Level 3 LLC in an aggregate original principal amount of $900,000,000 representing the gross proceeds to the Issuer from the issuance of the 5.375% Senior Notes due 2024.

“5.375% due 2025 Proceeds Note” means the existing intercompany demand note to the Issuer from Level 3 LLC in an aggregate original principal amount of $800,000,000 representing the gross proceeds to the Issuer from the issuance of the 5.375% Senior Notes due 2025.

“5.375% Senior Notes due 2022” means the Issuer’s 5.375% Senior Notes due 2022 issued pursuant to the Indenture dated as of August 12, 2014, between Level 3 Escrow II, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture dated as of October 31, 2014, among Level 3 Escrow II, Inc., the Issuer, Level 3 Parent, Level 3 LLC and The Bank of New York Mellon Trust Company, N.A., as trustee, under which the Issuer assumed all obligations of Level 3 Escrow II, Inc. under the Indenture and securities issued thereunder and each of Level 3 Parent and Level 3 LLC guaranteed the Issuer’s obligations under such indenture and securities.

“5.375% Senior Notes due 2024” means the Issuer’s 5.375% Senior Notes due 2024 issued pursuant to the Indenture dated as of November 13, 2015, among the Issuer, Level 3 Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“5.375% Senior Notes due 2025” means the Issuer’s 5.375% Senior Notes due 2025 issued pursuant to the Indenture dated as of April 28, 2015, among the Issuer, Level 3 Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“5.25% Proceeds Note” means the existing intercompany demand note to the Issuer from Level 3 LLC in an aggregate original principal amount of $775,000,000 representing the gross proceeds to the Issuer from the issuance of the 5.25% Senior Notes due 2026.

“5.25% Senior Notes due 2026” means the Issuer’s 5.25% Senior Notes due 2026 issued pursuant to the Indenture dated as of March 22, 2016, among the Issuer, Level 3 Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“4.625% Senior Notes due 2027” means the Issuer’s 4.625% Senior Notes due 2027 issued pursuant to the Indenture dated as of September 25, 2019, among the Issuer, Level 3 Parent and The Bank of New York Mellon Trust Company, N.A., as trustee.

“4.625% Proceeds Note” means the existing intercompany demand note to the Issuer from Level 3 LLC in an aggregate original principal amount of $1,000,000,000 representing the gross proceeds to the Issuer from the issuance of the 4.625% Senior Notes due 2027.

“Global Security” means a Rule 144A Global Security or a Regulation S Global Security, as the case may be.

“Government Securities” means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof which are not callable or redeemable at the issuer’s option (unless, for purposes of the definition of “Cash Equivalents” only, the obligations are redeemable or callable at a price not less than the purchase price paid by the Issuer or the applicable Issuer Restricted Subsidiary, together with all accrued and unpaid interest (if any) on such Government Securities).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” by any Person means any obligation, direct or indirect, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, including any such obligations arising by virtue of partnership arrangements or by agreements to keep-well, (ii) to purchase Property or services or to take-or-pay for the purpose of assuring the holder of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or (iv) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof, in whole or in part (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Guarantor” means (1) Level 3 Parent and (2) any other Person that becomes a Guarantor pursuant to Section 908, Section 909, Section 915, Section 916, Article Seven or any other provision of this Indenture, other than any such Person whose Guarantee has been released in accordance with this Indenture; provided that, such Person is not otherwise required to become a Guarantor under this Indenture.

“Hedging Agreement” of any Person means any forward contract, futures contract, swap, option, other financial agreement or arrangement (including caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates, commodities or indices or other expenses of the Issuer and the Issuer Restricted Subsidiaries.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence”, “Incurred” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Debt. Debt otherwise incurred by a Person before it becomes a Subsidiary of the Issuer shall be deemed to have been Incurred at the time at which it became a Subsidiary.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Purchasers” means BofA Securities, Inc., Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, MUFG Securities Americas Inc., SunTrust Robinson Humphrey, Inc., Mizuho Securities USA LLC, BNP Paribas Securities Corp., Citizens Capital Markets, Inc., Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Regions Securities LLC and U.S. Bancorp Investments, Inc.

“Intercreditor Agreement” means the First Lien Intercreditor Agreement dated as of the Issue Date among Level 3 Parent, the Issuer, the Guarantors party thereto, the Existing Issuer Credit Facility Collateral Agent, the Note Collateral Agent and each other collateral agent party thereto as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, purchase, redeem, retire or acquire Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, or Incurrence of, or payment on, a Guarantee of any obligation of, any other Person; provided, however, that Investments shall exclude commercially reasonable extensions of trade credit. The amount, as of any date of determination, of any Investment shall be the original cost of such Investment, plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value as estimated in good faith by such Person at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than (a) in the case of Moody’s, Baa3 (or the equivalent), (b) in the case of S&P, BBB- (or the equivalent), (c) in the case of Fitch, BBB- (or the equivalent) and (d) in the case of any other Rating Agency, the equivalent rating by such Rating Agency to the ratings described in clauses (a), (b) and (c).

“Issue Date” means November 29, 2019.

“Issue Date Purchase Money Debt” means Purchase Money Debt outstanding on the Issue Date; provided, however, that the amount of such Purchase Money Debt when Incurred did not exceed 100% of the cost of the construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets.

“Issue Date Rating” means the respective ratings assigned to the Securities by the Rating Agencies on the Issue Date.

“Issuer” means the Person named as “Issuer” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Debt Ratio” means the ratio of (a) the aggregate consolidated principal amount (or, in the case of Debt issued at a discount, the then-Accreted Value) of Debt of the Issuer and the Issuer Restricted Subsidiaries (other than Debt owed to Level 3 Parent that is subordinated to the Loan Proceeds Note and all Offering Proceeds Notes then outstanding (if Level 3 LLC is the obligor on such Debt) or to any guarantee of the Loan Proceeds Note and all Offering Proceeds Notes then outstanding of the obligor on such Debt) on a consolidated basis, outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the proposed Incurrence of Debt giving rise to such calculation and any other Debt Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (b) Consolidated Cash Flow Available for Fixed Charges of the Issuer and the Issuer Restricted Subsidiaries for the four full fiscal quarters immediately preceding such proposed Incurrence of Debt for which the consolidated financial statements required to be delivered under Section 905 are available; provided, however, that if (A) since the beginning of such four full fiscal quarter period the Issuer or any Issuer Restricted Subsidiary shall have made one or more asset dispositions or an investment (by merger, consolidation or otherwise) in any Issuer Restricted Subsidiary (or any Person which becomes an Issuer Restricted Subsidiary) or an acquisition, merger or consolidation of Property or (B) since the beginning of such period any Person (that subsequently became an Issuer Restricted Subsidiary or was merged with or into the Issuer or any Issuer Restricted Subsidiary since the beginning of such period) shall have made such an asset disposition, investment, acquisition, merger or consolidation, then Consolidated Cash Flow Available for Fixed Charges for such four full fiscal quarter period shall be calculated after giving pro forma effect to such asset dispositions, investments, acquisitions, mergers or consolidations as if such asset dispositions, investments, acquisitions, mergers or consolidations occurred on the first day of such period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges shall include the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and synergies projected by the Issuer in good faith to result from (x) the consummation of such asset disposition, investment, acquisition, merger or consolidation and (y) any business optimization or cost savings initiatives (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs and future lease commitments) that have been undertaken or with respect to which substantial steps have been undertaken or are reasonably expected by the Issuer in good faith to be taken within twenty-four months of the date of the relevant calculation (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (i) such cost savings, operating expense reductions, other operating improvements or cost synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (ii) such adjustments are set forth in an Officers’ Certificate which states (a) the amount of such adjustment or adjustments and (b) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers’ Certificate.

“Issuer Order” or “Issuer Request” means a written request or order signed in the name of the Issuer by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Issuer, and delivered to the Trustee.

“Issuer Restricted Subsidiaries” means the Subsidiaries of the Issuer that are Restricted Subsidiaries.

“Joint Venture” means a Person in which the Issuer or an Issuer Restricted Subsidiary holds not more than 50% of the shares of Voting Stock.

“LCT Election” has the meaning specified in Section 123.

“LCT Test Date” has the meaning specified in Section 123.

“Level 3 LLC” means Level 3 Communications, LLC, a Delaware limited liability company and a direct Wholly Owned Subsidiary of the Issuer.

“Level 3 Parent” means the Person named as “Level 3 Parent” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Level 3 Parent” shall mean such successor Person.

“Level 3 Parent Guarantee” means the Note Guarantee of Level 3 Parent.

“Lien” means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Finance Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing and any Sale and Leaseback Transaction). For purposes of this definition the sale, lease, conveyance or other transfer by the Issuer or any of the Issuer Restricted Subsidiaries of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien. For the sake of clarity, subordination and setoff rights do not constitute Liens.

“Limited Condition Transaction” means the consummation of any transaction in connection with any acquisition or similar investment (including the assumption or incurrence of Debt), in each case whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan Proceeds Note” means the amended and restated intercompany demand note dated March 13, 2007, as amended and restated on February 22, 2017 and as further amended and restated on the Issue Date, in an initial principal amount of $1,400,000,000 and subsequently increased to $4,610,500,000, issued by Level 3 LLC to the Issuer to evidence the loans in such aggregate amount made by the Issuer to Level 3 LLC with the proceeds of (a) the loans under the Existing Issuer Credit Facility and (b) the Securities, as it may be further amended from time to time.

“Loan Proceeds Note Collateral Agreement” means the Amended and Restated Loan Proceeds Note Collateral Agreement, dated as of March 13, 2007, as amended and restated as of April 16, 2009, among the Issuer, Level 3 LLC and the Existing Issuer Credit Facility Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Loan Proceeds Note Guarantee” means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Loan Proceeds Note, when and as due, whether on demand, at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of Level 3 LLC under the Loan Proceeds Note.

“Loan Proceeds Note Guarantor” means any Issuer Restricted Subsidiary that provides a Loan Proceeds Note Guarantee pursuant to Section 908 or any other provision of this Indenture, other than any such Issuer Restricted Subsidiary whose Loan Proceeds Note Guarantee has been released in accordance with this Indenture, provided such Issuer Restricted Subsidiary is not otherwise required to become a Loan Proceeds Note Guarantor under this Indenture.

“Material Transaction” means any acquisition, investment or divestiture involving an aggregate consideration in excess of $1,000,000,000.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Maturity Limitation Excluded Amount” means, in the case of any refinancing Debt, an aggregate amount not to exceed the greater of (a) $300,000,000 and (b) 0.5 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of the Issuer and the Issuer Restricted Subsidiaries for the four full fiscal quarters immediately preceding the Incurrence of such Debt for which the consolidated financial statements required to be delivered under Section 905 are available.

“Measurement Date” means April 28, 1998.

“Moody’s” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or cash equivalents received (including amounts received by way of sale or discounting of any note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Debt or other obligations relating to such Property) therefrom by such Person, net of (i) all legal, title and recording taxes, expenses and commissions and other fees and expenses (including appraisals, brokerage commissions and investment banking fees) Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures of such Person as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such Property and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case, as determined by such Person, in its reasonable good faith judgment; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be, for all purposes of the Note Documents, treated as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction; provided further, however, that, in the event that any consideration for a transaction (which would otherwise constitute Net Available Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, at such time as such portion of the consideration is released to such Person or its Restricted Subsidiary from escrow, such portion shall be treated for all purposes of the Note Documents as a new Asset Disposition at the time of such release from escrow with Net Available Proceeds equal to the amount of such portion of consideration released from escrow.

“Non-Telecommunications Subsidiary” means any Issuer Restricted Subsidiary not engaged in any material respect in the Telecommunications/IS Business.

“Note Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent for the holders of the Securities under the Note Collateral Documents, until a successor Note Collateral Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Note Collateral Agent” shall mean such successor Note Collateral Agent.

“Note Collateral Agreement” means the Collateral Agreement dated as of the Issue Date among the Issuer, the Guarantors and the Note Collateral Agent with respect to the Securities, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Note Collateral Documents” means the Note Collateral Agreement, the Intercreditor Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 1302 to secure any of the Obligations.

“Note Documents” means this Indenture, the Securities, the Note Guarantees and the Note Collateral Documents.

“Note Guarantee” means, with respect to each Guarantor, an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Securities, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of the Issuer and the other Guarantors under the Note Documents, and the due and punctual performance of all covenants, agreements, obligations and liabilities of the Issuer and the other Guarantors under or pursuant to the Note Documents.

“Obligations” has the meaning specified in Section 1201.

“Offer” has the meaning specified in “Offer to Purchase” below.

“Offer to Purchase” means a written offer (the “Offer”) sent (i) by the Issuer electronically or by first-class mail, postage prepaid, to each Holder of Securities at its address appearing in the Security Register on the date of the Offer or (ii) in the case of Securities held through the Depository, to Depository participants via the Depository’s electronic messaging system, offering, in each case, to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of Securities within five Business Days after the Expiration Date. The Issuer shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the delivery (or submission via the Depository’s electronic messaging system, as applicable) of the Offer of the obligation to make an Offer to Purchase, and the Offer shall be delivered (or submitted via the Depository’s electronic messaging system, as applicable) by the Issuer or, at the Issuer’s request and the provision of such notice information, by the Trustee in the name and at the expense of the Issuer. The Offer shall contain information concerning the business of Level 3 Parent and its

Subsidiaries which the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

a. the Section of this Indenture pursuant to which the Offer to Purchase is being made;

b. the Expiration Date and the Purchase Date;

c. the aggregate principal amount of the Outstanding Securities offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the “Purchase Amount”);

d. the purchase price to be paid by the Issuer for $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

e. that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

f. the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

g. that any Securities not tendered or tendered but not purchased by the Issuer will continue to accrue interest;

h. that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon, if any, shall cease to accrue on and after the Purchase Date;

i. that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Issuer or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

j. that Holders will be entitled to withdraw all or any portion of Securities tendered if the Issuer (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, or facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

k. that (i) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Securities and (ii) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis, in accordance with applicable depositary procedures (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

l. that in the case of any Holder whose Security is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

“Offering Memorandum” means the final offering memorandum dated November 14, 2019, in connection with the sale of the Securities.

“Offering Proceeds Notes” means the 5.375% due 2022 Proceeds Note, 5.375% due 2024 Proceeds Note, 5.625% Proceeds Note, 5.125% Proceeds Note, 5.375% due 2025 Proceeds Note, 5.25% Proceeds Note, 4.625% Proceeds Note and any other intercompany demand note issued by Level 3 LLC to the Issuer to evidence a loan or series of loans made by the Issuer to Level 3 LLC in an aggregate principal amount equal to the aggregate principal amount of contemporaneous Debt incurred in an unsecured financing by the Issuer.

“Officers’ Certificate” of any Person means a certificate signed by the Chairman of the Board of Directors of such Person, a Vice Chairman of the Board of Directors of such Person, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person and delivered to the Trustee, which shall comply with this Indenture.

“Omnibus Offering Proceeds Note Subordination Agreement” means the Amended and Restated Omnibus Offering Proceeds Note Subordination Agreement, dated as of the Issue Date, among the Issuer, the Issuer in its capacity as a Subordinated Lender (as defined therein) as obligee of the Offering Proceeds Notes, Level 3 Parent and Level 3 LLC, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Opinion of Counsel” means an opinion of counsel of Level 3 Parent or the Issuer, including an employee of Level 3 Parent or the Issuer.

“Original Securities” has the meaning set forth in Section 301.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) on and after any maturity or redemption date, Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than Level 3 Parent or the Issuer) in trust or set aside and segregated in trust by Level 3 Parent or the Issuer (if Level 3 Parent or the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that (a) the Trustee or the Paying Agent, as applicable, is not prohibited from paying such money to the Holders and (b) if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(iii) Securities, except to the extent provided in Sections 1102 and 1103, with respect to which the Issuer has effected defeasance or covenant defeasance as provided in Article Eleven; and

(iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Issuer, provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which any Responsible Officer of the Trustee actually knows to be so owned or as to which the Trustee has received written notice shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor.

“Parent Intercompany Note” means the intercompany demand note dated December 8, 1999, as amended and restated on October 1, 2003, in the principal amount of approximately $39,100,000,000 as of September 30, 2019, issued by Level 3 LLC to Level 3 Parent.

“Paying Agent” means any Person (including Level 3 Parent or the Issuer acting as Paying Agent) authorized by Level 3 Parent or the Issuer to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Issuer.

“Permitted Hedging Agreement” of any Person means any Hedging Agreement entered into with one or more financial institutions in the ordinary course of business, not for purposes of speculation, that is designed to protect such Person against fluctuations in interest rates, currency exchange rates, commodities prices or other expenses of the Issuer and the Issuer Restricted Subsidiaries.

“Permitted Holders” means the members of Level 3 Parent’s Board of Directors on the Measurement Date and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of the Voting Stock of such Person.

“Permitted Liens” means (a) Liens for taxes, assessments, governmental charges, levies or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor; (b) other Liens incidental to the conduct of the Issuer’s and the Issuer Restricted Subsidiaries’ businesses or the ownership of its Property not securing any Debt, and which do not in the aggregate materially detract from the value of the Issuer’s and the Issuer Restricted Subsidiaries’ Property when taken as a whole, or materially impair the use thereof in the operation of its business; (c) Liens, pledges and deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of statutory or other obligations; (d) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, stays, appeals, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate materially impair the use of Property in the operation of the business of the Issuer and the Issuer Restricted Subsidiaries taken as a whole); (e) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Issuer and the Issuer Restricted Subsidiaries; (f) any interest or title of a lessor in the Property subject to any lease other than a Finance Lease; and (g) Liens in favor of banking or other financial institutions arising as a matter of law or under customary general terms and conditions encumbering investment property, deposit accounts, funds and money (including the right of set-off), which are within the general parameters customary in the banking and financial institutions industry.

“Permitted Telecommunications Capital Asset Disposition” means the transfer, conveyance, sale, lease or other disposition of optical fiber and/or conduit and any related equipment used in a Segment (as defined) of Level 3 Parent’s communications network that (i) constitute capital assets in accordance with generally accepted accounting principles and (ii) after giving effect to such disposition, would result in Level 3 Parent retaining at least either (A) 24 optical fibers per route mile on such Segment as deployed at the time of such disposition or (B) 12 optical fibers and one empty conduit per route mile on such Segment as deployed at such time. “Segment” means (x) with respect to Level 3 Parent’s intercity network, the through-portion of such network between two local networks (i.e., Omaha to Denver) and (y) with respect to a local network of Level 3 Parent (i.e., Dallas), the entire through-portion of such network, excluding the spurs which branch off the through-portion.

“Person” means any individual, corporation, company, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer, respectively.

“Priority Debt” means (A) prior to a Collateral Release Ratings Event, the sum, without duplication, of the amount of (i) the Securities, (ii) Debt of the Issuer or any Issuer Restricted Subsidiary for borrowed money secured by any Lien pursuant to Section 910(a)(ii) and (iii) Debt Incurred pursuant to Section 909(a) by a Domestic Restricted Subsidiary of the Issuer that is not a Guarantor and a Loan Proceeds Note Guarantor, and (B) following a Collateral Release Ratings Event, the sum, without duplication, of the amount of (i) Debt secured by any Lien permitted to be Incurred pursuant to Section 911(b)(i), (ii) any other Debt of the Issuer or any Issuer Restricted Subsidiary secured by a Lien other than pursuant to clauses (ii) through (xiii) of Section 911(b) and (iii) Debt Incurred pursuant to Section 909(a) by a Domestic Restricted Subsidiary of the Issuer that is not a Guarantor and a Loan Proceeds Note Guarantor.

“Priority Debt Cap” means, with respect to any Incurrence of Priority Debt, (i) prior to a Collateral Release Ratings Event, the greatest of (A) $5,011,000,000, (B) 4.0 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of the Issuer and the Issuer Restricted Subsidiaries for the four full fiscal quarters immediately preceding such Incurrence for which the consolidated financial statements required to be delivered under this Indenture are available, and (C) 15.0% of the Issuer’s Consolidated Tangible Assets measured based on the most recent financial statements that are available for the Issuer, each determined on a pro forma basis and (ii) following a Collateral Release Ratings Event, an amount equal to 15.0% of the Issuer’s Consolidated Net Tangible Assets as of the end of the full fiscal quarter immediately preceding such Incurrence for which the consolidated financial statements required to be delivered under this Indenture are available.

“Pro Forma Consolidated Cash Flow Available for Fixed Charges” for the Issuer and the Issuer Restricted Subsidiaries for any period means Consolidated Cash Flow Available for Fixed Charges of the Issuer and the Issuer Restricted Subsidiaries for such period, calculated in accordance with the definition thereof; provided, however, that if (A) since the beginning of the applicable period Issuer or any of the Issuer Restricted Subsidiaries shall have made one or more asset dispositions or an investment (by merger, consolidation or otherwise) in any Issuer Restricted Subsidiary (or any Person which becomes an Issuer Restricted Subsidiary) or an acquisition, merger or consolidation of Property which constitutes all or substantially all of an operating unit of a business or a line of business, or (B) since the beginning of such period any Person (that subsequently became an Issuer Restricted Subsidiary or was merged with or into Issuer or any of the Issuer Restricted Subsidiaries since the beginning of such period) shall have made such an asset disposition, investment, acquisition, merger or consolidation, then Consolidated Cash Flow Available for Fixed Charges for such four full fiscal quarter period shall be calculated after giving pro forma effect to such asset dispositions, investments, acquisitions, mergers or consolidations as if such asset dispositions, investments, acquisitions, mergers or consolidations occurred on the first day of such period. For purposes of this definition, Pro Forma Consolidated Cash Flow Available for Fixed Charges shall include the amount of “run-rate” cost savings, operating expense reductions, other operating improvements and synergies projected by the Issuer in good faith to result from (x) the consummation of such asset disposition, investment, acquisition, merger or consolidation and (y) any business optimization or cost savings initiatives (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs and future lease commitments) that have been undertaken or with respect to which substantial steps have been undertaken or are reasonably expected by the Issuer in good faith to be taken within twenty-four months of the date of the relevant calculation (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (i) such cost savings, operating expense reductions, other operating improvements or cost synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (ii) such adjustments are set forth in an Officers’ Certificate which states (a) the amount of such adjustment or adjustments and (b) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers’ Certificate.

“Pro Rata Portion” means, at any time, the aggregate principal amount of the Securities outstanding at such time divided by the amount of the Loan Proceeds Note immediately prior to a repayment of such Loan Proceeds Note.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Purchase Amount” has the meaning specified in “Offer to Purchase” above.

“Purchase Date” has the meaning specified in “Offer to Purchase” above.

“Purchase Money Debt” means Debt (including Acquired Debt and Finance Lease Obligations, mortgage financings and purchase money obligations) Incurred for the purpose of financing all or any part of the cost of construction, installation, acquisition, lease, development or improvement by the Issuer or any Issuer Restricted Subsidiary of any Telecommunications/IS Assets of the Issuer or any Issuer Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Purchase Price” has the meaning specified in “Offer to Purchase” above.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivable Facility” means Debt of the Issuer and any Issuer Restricted Subsidiary Incurred from time to time pursuant to either (x) credit facilities secured by Receivables or (y) Receivables purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch and (2) for purposes of a Rating Decline determination, if any of Moody’s, S&P or Fitch ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of Level 3 Parent’s control, a “nationally recognized statistical rating organization”, within the meaning of Section 3(a)(62) of the Exchange Act, selected by Level 3 Parent (as certified by a resolution of the Board of Directors of Level 3 Parent) as a replacement agency for Moody’s, S&P, Fitch or each of them, as the case may be.

“Rating Date” means the earlier of (i) the date of public notice of the occurrence of a Change of Control and (ii) the date of public notice of the intention to effect a Change of Control.

“Rating Decline” shall be deemed to have occurred if, no later than 60 days after the Rating Date (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies), two or more of the Rating Agencies assign or reaffirm a rating to the Securities that is lower than the lesser of (i) the Issue Date Rating and (ii) the rating as of the Rating Date. A downgrade within rating categories, as well as between rating categories, shall be considered a Rating Decline; provided that a Rating Decline otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event) unless each of such two Rating Agencies making the reduction to rating announces or publicly confirms or informs the Trustee in writing at the Level 3 Parent’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of the applicable Change of Control; provided further that notwithstanding the foregoing, a Rating Decline shall not be deemed to have occurred so long as the Securities have an Investment Grade Rating as of the date that is 60 days after the Rating Date from at least two of the three Rating Agencies. A “Rating Decline” also shall be deemed to have occurred if a Rating Decline (as defined in any indenture governing any of the Existing Notes) shall have occurred in respect of any of the Existing Notes so long as any of the Existing Notes remain outstanding. The Trustee shall not be responsible for determining or monitoring whether or not a Rating Decline has occurred.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

“Redemption Date”, when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“refinancing” has the meaning specified in Section 908(b)(vi).

“Regulated Subsidiaries” means each of the Issuer Restricted Subsidiaries that guarantees the Existing Issuer Credit Facility or any Replacement Credit Facility and pledges Collateral in support of such guarantee on the Issue Date (or in the future) and requires governmental authorizations and consents in order for it to guarantee the Securities or pledge Collateral in support of such Note Guarantee.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Security” has the meaning specified in Section 2.1(a) of Appendix A.

“Replacement Credit Facility” means any agreement governing unsecured Debt or Debt secured primarily by assets that secure or by assets substantially similar to assets that secure the Existing Issuer Credit Facility incurred primarily to refinance or otherwise replace (in whole or in part) the Existing Issuer Credit Facility, and any one or more other agreements governing Debt, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any person as a borrower, issuer or guarantor thereunder), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Existing Issuer Credit Facility or one or more successors to the Existing Issuer Credit Facility or one or more new credit agreements.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the Trustee’s Corporate Trust Office, including any vice president, any assistant vice president, assistant secretary, senior associate, associate, trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means (a) a Subsidiary of the Issuer that has not been designated or classified as an Unrestricted Subsidiary pursuant to and in compliance with Section 914 and (b) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary pursuant to such Section.

“Revocation” has the meaning specified in Section 914.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Security” has the meaning specified in Section 2.1(a) of Appendix A.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or, if S&P Global Ratings shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if S&P Global Ratings ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then “S&P” shall mean any other nationally recognized rating agency (other than Moody’s and Fitch) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated to the Trustee by a written notice given by the Issuer.

“Sale and Leaseback Transaction” of any Person means any direct or indirect arrangement pursuant to which any Property is sold or transferred by such Person or a Restricted Subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries; provided, however, that a transaction shall be treated as a Sale and Leaseback Transaction only to the extent that, in each case, the Attributable Value of the resulting lease or Finance Lease Obligation is greater than 75% of the net available proceeds resulting from the related asset disposition. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Secured Parties” has the meaning set forth in the Intercreditor Agreement.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Security Register” and “Security Registrar” have the respective meanings specified in Section 303.

“Shared Collateral” has the meaning set forth in the Intercreditor Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of Level 3 Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Special Assets” means (a) the Capital Stock or assets of RCN Corporation and Commonwealth Telephone Enterprises, Inc. (and any intermediate holding companies or other entities formed solely for the purpose of owning such Capital Stock or assets) owned, directly or indirectly, by the Issuer or any Issuer Restricted Subsidiary on the Measurement Date, and (b) any Property, other than cash, Cash Equivalents and Telecommunications/IS Assets, received as consideration for the disposition after the Measurement Date of Special Assets.

“Stated Maturity” when used with respect to a Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Security at the option of the Holder thereof upon the happening of any contingency beyond the control of the Issuer unless such contingency has occurred).

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Telecommunications/IS Assets” means (a) any Property (other than cash, cash equivalents and securities) to be owned by the Issuer or any Issuer Restricted Subsidiary and used in the Telecommunications/IS Business; (b) for purposes of Sections 908, 909, 910 and 911 only, Capital Stock of any Person; or (c) for all other purposes of this Indenture, Capital Stock of a Person that becomes an Issuer Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Issuer Restricted Subsidiary from any Person other than an Affiliate of Level 3 Parent; provided, however, that, in the case of clause (b) or (c), such Person is primarily engaged in the Telecommunications/IS Business.

“Telecommunications/IS Business” means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business, (iii) computer outsourcing, data center management, computer systems integration, reengineering of computer software for any purpose or (iv) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i), (ii) or (iii) above; provided, however, that the determination of what constitutes a Telecommunications/IS Business shall be made in good faith by the Board of Directors of Level 3 Parent or a duly authorized committee thereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect at the date as of which this Indenture was executed.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee for the holders of the Securities under the Note Documents, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“UCC” means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Issuer designated as such pursuant to and in compliance with Section 914 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto and (b) any Subsidiary of an Unrestricted Subsidiary. For the sake of clarity, actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by the Issuer or any of the Issuer Restricted Subsidiaries.

“Vice President”, when used with respect to any Person, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly Owned Restricted Subsidiary” of the Issuer means a Wholly Owned Subsidiary of the Issuer that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Voting Stock or other ownership interests (other than directors’ qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

The following terms, unless otherwise defined pursuant to this Section 101, have the meanings given to them in Appendix A:

“Definitive Security”

“Purchase Agreement”

“Rule 144A Global Security”

“Transfer Restricted Securities”

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or any Guarantor, respectively, stating that the information with respect to such factual matters is in the possession of the Issuer or any Guarantor, respectively, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated (with proper identification of each matter covered therein) and form one instrument.

SECTION 104. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) If the Issuer shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security. However, any such Holder or future Holder may revoke the request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date such Act becomes effective.

SECTION 105. Notices, etc., to Trustee and the Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

(2) the Note Collateral Agent by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Note Collateral Agent c/o the Trustee as described in clause (1) above, or

(3) the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or electronically to the Issuer or such Guarantor addressed to it (in the case of a Guarantor, in care of the Issuer) at the address of the Issuer’s principal office specified in the first paragraph of this Indenture and to 1025 Eldorado Boulevard, Broomfield, CO 80021, Attention: Treasury department, or at any other address previously furnished in writing to the Trustee by the Issuer.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. Except to the extent relating to matters arising out of the Trustee’s gross negligence or willful misconduct, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders by the Issuer or the Trustee, such notice shall be given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices shall be effective only upon receipt. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

SECTION 107. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and Level 3 Parent shall bind its successors and assigns, whether so expressed or not.

SECTION 109. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders any legal or equitable right, remedy or claim under this Indenture.

SECTION 111. Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 112. Trust Indenture Act.

For the avoidance of doubt, the Trust Indenture Act is not applicable to this Indenture.

SECTION 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

SECTION 114. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Issuer or a Guarantor. By accepting a Security, each Holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the Securities.

SECTION 115. Independence of Covenants.

All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

SECTION 116. Exhibits.

All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

SECTION 117. Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 118. Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 119. Waiver of Jury Trial.

EACH OF LEVEL 3 PARENT, THE ISSUER, THE TRUSTEE AND THE NOTE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 120. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 121. FATCA.

In order to assist the Trustee with its compliance with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”) the Issuer agrees (i) to provide to the Trustee reasonably available information collected and stored in the Issuer’s ordinary course of business regarding holders of Securities (solely in their capacity as such) and which is necessary for the Trustee’s determination of whether it has tax related obligations under Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law. Nothing in the immediately preceding sentence shall be construed as obligating the Issuer to make any “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

SECTION 122. Submission to Jurisdiction.

The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 123. Limited Condition Transactions.

For purposes of (i) determining compliance with any provision in this Indenture that requires the calculation of any financial ratio or test, (ii) determining compliance with the requirement regarding the absence of a Default or Event of Default (or any type of Default or Event of Default) or (iii) testing any ratio or cap measured as a percentage of Pro Forma Consolidated Cash Flow Available for Fixed Charges and any other availability of a “basket” or exception set forth in this Indenture, in each case, in connection with a Limited Condition Transaction, the date of determination, at the election of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), shall be deemed to be at the time of (on the basis of the consolidated financial statements required to be delivered under Section 905 for the most recently ended four fiscal quarter period) either (x) the execution of the definitive acquisition agreements or other binding contracts with respect to such transaction, or (y) the consummation of such transaction (such applicable date, the “LCT Test Date”), and if, after such ratios and other provisions are measured on a pro forma basis (determined in accordance with the applicable provisions of this Indenture) after giving effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Debt and the use of proceeds thereof) as if they had occurred at the beginning of the most recently completed four fiscal quarter period ending prior to the LCT Test Date, the Issuer could have taken such action on the relevant LCT Test Date in compliance with such ratios, absence of Default or Event of Default or “basket”, such ratio, absence of Default or Event of Default or “basket” shall be deemed to have been complied with.

For the avoidance of doubt, if the Issuer has made an LCT Election and (x) any of the ratios or “baskets” for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or “basket” (including due to fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant Limited Condition Transaction, such “baskets” or ratios and other provisions shall not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) in connection with any subsequent calculation of any ratio or “basket” availability on or following the relevant LCT Test

Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or “basket” availability shall be calculated on a pro forma basis (determined in accordance with the applicable provisions of this Indenture) assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Debt and the use of proceeds thereof (but without netting the cash proceeds thereof)) had been consummated.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Form and Dating.

Provisions relating to the Securities are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A are part of the terms of this Indenture.

The Definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner permitted by the rules of any securities exchange or system on which the Securities may be listed or eligible for trading, all as determined by the officers of the Issuer executing such Securities, as evidenced by their execution of such Securities.

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount of Securities. Subject to Section 302, the Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $750,000,000 (the “Original Securities”).

The Issuer shall be entitled, subject to its compliance with the covenants set forth in this Indenture, including Section 908, to issue Additional Securities under this Indenture which shall have identical terms as the Original Securities, other than with respect to the date of issuance and issue price (and such changes as are customary to permit escrow arrangements, if any, in connection with the issuance of such Additional Securities). The Original Securities and any Additional Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to the Additional Securities, the Issuer shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued after the expiration of the “period of thirteen days” described in Treasury Regulation Section 1.1275-1(f)(1)(iii) unless such issuance would be a “qualified reopening” within the meaning of Treasury Regulation Section 1.1275-2(k)(3); and

(3) whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Securities as set forth in the Appendix to this Indenture.

For each issuance of Additional Securities, the Issuer shall use the net proceeds of each such issuance and additional funds as necessary to lend to Level 3 LLC an amount equal to the principal amount of the Additional Securities so issued, and the principal amount of the Loan Proceeds Note shall be increased by such amount.

SECTION 302. Execution and Authentication. Two officers shall sign the Securities for the Issuer by manual or facsimile signature.

If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Securities, an Officers’ Certificate and an Opinion of Counsel and the Trustee in accordance with such written order of the Issuer shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar, Paying Agent or agent for service of notices and demands.

SECTION 303. Security Registrar and Paying Agent. The Issuer shall maintain an office or agency in the City of New York where Securities may be presented for registration of transfer or for exchange (the “Security Registrar”) and an office or agency in the City of New York where Securities may be presented for payment to the Paying Agent. The Security Registrar shall keep a register of the Securities and of their transfer and exchange (the register maintained in the office of the Security Registrar and in any other office or agency designated pursuant to Section 902 being herein sometimes referred to as the “Security Register”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuer shall enter into an appropriate agency agreement with any Security Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Security Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607.

The Issuer initially appoints the Trustee as Security Registrar and Paying Agent in connection with the Securities.

SECTION 304. Paying Agent to Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 305. Holders Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Security Registrar, upon a written request by the Trustee, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 306. Replacement Securities. If a mutilated Security is surrendered to the Security Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the UCC are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Security Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Issuer.

SECTION 307. Temporary Securities. Until Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities.

SECTION 308. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Security Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation unless the Issuer directs the Trustee in writing to deliver canceled Securities to the Issuer. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 309. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 310. CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Issuer nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” number(s).

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (subject to Section 1106 and except as to surviving rights of registration of transfer, transfer, exchange and replacement of Securities expressly provided for herein or pursuant hereto), the Liens, if any, on the Collateral securing the Securities and the Note Guarantees shall be released and the Trustee, at the request and expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and release of such Liens, in each case, when

(1) either

(a) all Outstanding Securities have been delivered to the Trustee for cancellation; or

(b) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable within one year, or

(iii) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee in its sole discretion for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Debt on the Securities not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on), and interest on, the Securities to Maturity or the Redemption Date, as the case may be;

(2) the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder; and

(3) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations under Sections 607 and 609 and, if money shall have been deposited with the Trustee pursuant to clause (1)(b) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 903 shall survive such satisfaction and discharge.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 903, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) failure to pay principal of (or premium, if any, on) any Security when due; or

(2) failure to pay any interest on any Security when due, continued for 30 days; or

(3) default in the payment of principal of (and premium, if any) and interest on Securities required to be purchased pursuant to an Offer to Purchase pursuant to Section 907 when due and payable; or

(4) failure to perform or comply with the provisions of Section 701, 703, 705, or 707; or

(5) failure to perform any covenant or agreement of Level 3 Parent, the Issuer or any Issuer Restricted Subsidiary in this Indenture or in any Security (other than a covenant a default in whose performance is elsewhere in this Section specifically dealt with) continued for 90 days after written notice to the Issuer by the Trustee or Holders of at least 30% in aggregate principal amount of the Outstanding Securities, which notice shall specify the default and state that such notice is a “Notice of Default” hereunder; or

(6) default under the terms of any mortgage, indenture or instrument evidencing or securing Debt for borrowed money of Level 3 Parent, the Issuer or any Issuer Restricted Subsidiary (or the payment of which is guaranteed by Level 3 Parent, the Issuer or any Issuer Restricted Subsidiary) having an outstanding principal amount of not less than $275,000,000 or its foreign currency equivalent at the time, individually or in the aggregate, which default results in the acceleration of the payment of such Debt or constitutes the failure to pay such Debt when due (after expiration of any applicable grace period); or

(7) the rendering of a judgment or judgments against Level 3 Parent, the Issuer or any Issuer Restricted Subsidiary in an aggregate amount in excess of $275,000,000 or its foreign currency equivalent at the time and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; or

(8) any Note Guarantee of Level 3 Parent, Level 3 LLC or any other Guarantor that is either a Significant Subsidiary or a guarantor of any Existing Notes then Outstanding, ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or Level 3 Parent, Level 3 LLC or any other Guarantor that is either a Significant Subsidiary or a guarantor of any Existing Notes then Outstanding denies or disaffirms its obligations under its Note Guarantee; or

(9) the entry of a decree or order by a court having jurisdiction in the premises adjudging Level 3 Parent, the Issuer or any Issuer Restricted Subsidiary that is a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Level 3 Parent, the Issuer or any Issuer Restricted Subsidiary that is a Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal, state or foreign law, or appointing a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of Level 3 Parent, the Issuer or any Issuer Restricted Subsidiary that is a Significant Subsidiary or of any substantial part of its Property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(10) the institution by Level 3 Parent, the Issuer or any Issuer Restricted Subsidiary that is a Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of Level 3 Parent, the Issuer or any Issuer Restricted Subsidiary that is a Significant Subsidiary or of any substantial part of its Property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(11) the material impairment of the Liens under the Note Collateral Documents (other than in accordance with the terms of the Note Collateral Documents and this Indenture as each may be amended from time to time) on Collateral (other than immaterial portions having an aggregate value of not more than $275,000,000) for any reason other than the satisfaction in full of all obligations under this Indenture and discharge of the Note Collateral Documents and this Indenture or as a result of the failure of the Note Collateral Agent (or any Bailee Collateral Agent) to maintain possession of any stock certificates, promissory notes or other instruments delivered to it (or to such bailee) under this Indenture or the applicable Note Collateral Document or any Liens (other than on such portions) created thereunder shall be declared invalid or unenforceable or the Issuer or any Guarantor asserting, in any pleading in any court of competent jurisdiction, that any such Lien (other than on such portions) is invalid or unenforceable.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(9) or 501(10) with respect to Level 3 Parent or the Issuer) shall occur and be continuing, either the Trustee or the Holders of not less than 30% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable; provided that a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default. If an Event of Default specified in Section 501(9) or 501(10) occurs with respect to Level 3 Parent or the Issuer, the principal amount of all the Securities shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Five, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Outstanding Securities,

(B) all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Securities,

(C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Securities, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default, other than the nonpayment of amounts of principal of (or premium, if any, on) Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if:

(a) Default is made in the payment of any interest on any Security when due, continued for 30 days, or

(b) Default is made in the payment of the principal of (or premium, if any, on) any Security when due,

the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the

Issuer or any other obligor upon the Securities (including Level 3 Parent and any other Guarantor) or the Property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt on behalf of, any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuer or as a court of competent jurisdiction may direct.

SECTION 507. Limitation on Suits.

No Holder of any Securities shall have any right to institute any proceeding with respect to this Indenture or for any other remedy hereunder, unless

(1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2) the Holders of not less than 30% in aggregate principal amount of the Outstanding Securities shall have made written request and offered indemnity reasonably satisfactory to the Trustee to institute such proceeding as trustee; and

(3) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, including Section 507, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment as provided herein (including, if applicable, Article Eleven) and in such Security of the principal of (and premium, if any) and interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

Except as otherwise provided in the proviso of the first paragraph of Section 502, no delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

(3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

SECTION 513. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past Default hereunder and its consequences, except a Default

(1) in the payment of the principal of (or premium, if any) or interest on any Security, or

(2) in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security affected, or

(3) in respect of the covenant contained in Section 915, which under Article Eight cannot be modified or amended without the consent of the Holders of two-thirds in principal amount of the Outstanding Securities.

The Issuer and Level 3 Parent shall deliver to the Trustee an Officers’ Certificate stating that the requisite majority have consented to such waiver and attaching such consents upon which, subject to Section 104, the Trustee may conclusively rely. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 514. Waiver of Stay or Extension Laws.

The Issuer and each Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 515. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 515 does not apply to a suit by the Trustee or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 601;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

SECTION 602. Notice of Default.

If a Default occurs and is continuing, the Trustee shall transmit, electronically or by first class mail to each Holder at the address set forth in the Security Register, notice of such Default within 90 days after written notice of it is received by a Responsible Officer of the Trustee; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

The Trustee is not required to take notice or deemed to have notice of any Event of Default with respect to the Securities unless a Responsible Officer of the Trustee shall have received written notice at its Corporate Trust Office (which notice shall reference the Securities, the Issuer and this Indenture) of such Event of Default from the Issuer or any Holder.

SECTION 603. Certain Rights of Trustee.

Subject to Section 601:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, receive and rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee may act through counsel, agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any such person appointed with due care and in good faith;

(6) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(7) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including without limitation as Note Collateral Agent, and each agent, custodian and other Person employed to act hereunder;

(10) the Trustee may request that Level 3 Parent or the Issuer deliver an Officers’ Certificate in substantially the form of Exhibit A hereto setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(11) in no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(12) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 604. Trustee Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of Level 3 Parent or the Issuer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

The Trustee, any Paying Agent, any Security Registrar or any other agent of Level 3 Parent, the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities, and may otherwise deal with Level 3 Parent and the Issuer with the same rights it would have if it were not any Trustee, Paying Agent, Security Registrar or such other agent. However, the Trustee must comply with Section 608.

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

SECTION 607. Compensation and Reimbursement.

The Issuer agrees:

(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by the Trustee’s own negligence, willful misconduct or bad faith; and

(3) to fully indemnify each of the Trustee and any predecessor trustee and its directors, officers, employees and agents for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct or bad faith on the part of any of them, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself or themselves against any claim (whether asserted by the Issuer, a Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its or their powers or duties hereunder.

The obligations of the Issuer under this Section 607 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder. As security for the performance of such obligations of the Issuer, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(9) or (10), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal, state or foreign bankruptcy, insolvency or other similar law.

The provisions of this Section 607 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 608. Corporate Trustee Required; Eligibility; Conflicting Interests.

(a) There shall be at all times a Trustee hereunder which shall have a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 608, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time a Responsible Officer of the Trustee shall have actual knowledge that the Trustee ceases to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

(b) The Trustee shall be permitted to engage in transactions with Level 3 Parent or its Subsidiaries; provided, however, that if the Trustee acquires any conflicting interest, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign.

SECTION 609. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee designated for removal may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(1) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by a Board Resolution (or by a resolution of a duly authorized committee of the Board of Directors of the Issuer), may remove the Trustee or (ii) the Holders of at least 10% in aggregate principal amount of the then Outstanding Securities who have been bona fide Holders of a Security for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If the Issuer does not promptly appoint a successor Trustee after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Issuer and the retiring Trustee. In either case, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g) The retiring Trustee shall not be liable for any of the acts or omissions of any successor Trustee appointed hereunder.

SECTION 610. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges hereunder, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

SECTION 611. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such Person shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or transfer of assets to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion, consolidation or transfer of assets.

ARTICLE SEVEN

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 701. Level 3 Parent May Consolidate, etc., Only on Certain Terms.

(a) Level 3 Parent shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into Level 3 Parent or (ii) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons unless:

(1) in a transaction in which Level 3 Parent is not the surviving Person or in which Level 3 Parent transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person (the “successor entity”) is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of Level 3 Parent’s obligations under this Indenture and the Level 3 Parent Guarantee and shall expressly assume the performance of the covenants and obligations of Level 3 Parent under the Collateral Documents relating to the Securities and shall, to the extent prior to the occurrence of a Collateral Release Ratings Event and comparable action is being taken under the Existing Issuer Credit Facility Collateral Documents (or collateral documents related to any Replacement Credit Facility), cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to cause any Property or assets that constitute Collateral to be subject to a Lien securing the Securities, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions to the extent required by this Indenture;

(2) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of Level 3 Parent, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and

(3) Level 3 Parent and the Issuer have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article Seven and that all conditions precedent to such transaction herein have been complied with.

(b) Level 3 Parent shall at all times own at least 66 2/3% of the issued and outstanding Capital Stock of the Issuer.

SECTION 702. Successor Level 3 Parent Substituted.

Upon any consolidation of Level 3 Parent with or merger of Level 3 Parent with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of Level 3 Parent to any Person or Persons in accordance with Section 701, the successor Person formed by such consolidation or into which Level 3 Parent is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Level 3 Parent under this Indenture with the same effect as if such successor Person had been named as Level 3 Parent herein, and the predecessor Level 3 Parent (which term shall for this purpose mean the Person named as “Level 3 Parent” in the first paragraph of this Indenture or any successor Person which shall have become such in the manner described in Section 701), except in the case of a lease, shall be released from all its obligations and covenants under this Indenture, the Level 3 Parent Guarantee, the Securities, and the other Note Documents to which it is a party and may be dissolved and liquidated.

SECTION 703. Issuer May Consolidate, etc., Only on Certain Terms.

(a) The Issuer shall not, in a single transaction or a series of related transactions, (i) consolidate or merge into Level 3 Parent or permit Level 3 Parent to consolidate with or merge into the Issuer or (ii) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to Level 3 Parent. Additionally, the Issuer shall not, in a single transaction or a series of related transactions, (A) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into the Issuer or (B) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than to an Issuer Restricted Subsidiary that is or becomes a Guarantor and a Loan Proceeds Note Guarantor at the time of such transfer, sale, lease, conveyance or disposition or to Level 3 Parent so long as Level 3 Parent is a Guarantor), unless:

(1) in a transaction in which the Issuer is not the surviving Person or in which the Issuer transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Issuer’s obligations under this Indenture and shall expressly assume the performance of the covenants and obligations of the Issuer under the Collateral Documents relating to the Securities and shall, to the extent prior to the occurrence of a Collateral Release Ratings Event and comparable action is being taken under the Existing Issuer Credit Facility Collateral Documents (or the collateral documents relating to any Replacement Credit Facility), cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to cause any Property or assets that constitute Collateral to be subject to a Lien securing the Securities, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions;

(2) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer (or the successor entity) or an Issuer Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Issuer Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Issuer (or the successor entity) or an Issuer Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Issuer Restricted Subsidiary at the time of the transaction, the Issuer (or the successor entity) could Incur at least $1.00 of additional Debt pursuant to Section 908(a) (or the ratio tested thereunder would be no higher than immediately prior to giving effect to such transaction);

(4) if, as a result of any such transaction, Property of the Issuer (or the successor entity) or any Issuer Restricted Subsidiary would become subject to a Lien prohibited by the provisions of Sections 910 or 911, the Issuer or the successor entity to the Issuer shall have secured the Securities as required by said covenant;

(5) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and

(6) Level 3 Parent and the Issuer have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article Seven and that all conditions precedent to such transaction herein have been complied with.

(b) The Issuer shall at all times own all the issued and outstanding Capital Stock of Level 3 LLC.

SECTION 704. Successor Issuer Substituted.

Upon any consolidation of the Issuer with or merger of the Issuer with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of the Issuer to any Person or Persons in accordance with Section 703, the successor Person formed by such consolidation or into which the Issuer is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and the predecessor Issuer (which term shall for this purpose mean the Person named as the “Issuer” in the first paragraph of this Indenture or any successor Person which shall have become such in the manner described in Section 703), except in the case of a lease, shall be released from all its obligations and covenants under this Indenture, the Securities, and the other Note Documents to which it is a party and may be dissolved and liquidated.

SECTION 705. Guarantor (other than Level 3 Parent) May Consolidate, etc., Only on Certain Terms.

A Guarantor (other than Level 3 Parent) shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to a Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Guarantor that is an Issuer Restricted Subsidiary) or permit any other Person (other than, with respect to a Guarantor that is an Issuer Restricted Subsidiary, another Guarantor that is an Issuer Restricted Subsidiary) to consolidate with or merge into such Guarantor or (ii) except to another Guarantor, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to a Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Guarantor that is an Issuer Restricted Subsidiary), unless:

(1) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of such Guarantor as a result of such transaction as having been Incurred by such Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(2) in a transaction in which such Guarantor is not the surviving Person or in which such Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of such Guarantor’s obligations under this Indenture and its Note Guarantee and shall expressly assume the performance of the covenants and obligations of such Guarantor under the Collateral Documents relating to the Securities and shall, to the extent prior to the occurrence of a Collateral Release Ratings Event and comparable action is being taken under the Existing Issuer Credit Facility Collateral Documents (or the collateral documents relating to any Replacement Credit Facility), cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to cause any property or assets that constitute Collateral to be subject to a Lien securing the Securities, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions; and

(3) Level 3 Parent and the Issuer have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article Seven and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 706. Successor Guarantor Substituted.

Upon any consolidation of a Guarantor with or merger of a Guarantor with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of a Guarantor to any Person or Persons in accordance with Section 705, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such successor Person had been named as a Guarantor herein, and the predecessor Guarantor (which term shall for this purpose mean the Person named as the “New Guarantor” in the first paragraph of the applicable supplemental indenture or any successor Person which shall have become such in the manner described in Section 705), except in the case of a lease, shall be released from all its obligations and covenants under its Note Guarantee, the Securities and the other Note Documents to which it is a party and may be dissolved and liquidated.

SECTION 707. Loan Proceeds Note Guarantor May Consolidate, etc., Only on Certain Terms.

A Loan Proceeds Note Guarantor shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to a Loan Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Loan Proceeds Note Guarantor that is an Issuer Restricted Subsidiary) or permit any other Person (other than, with respect to a Loan Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, another Loan Proceeds Note Guarantor that is an Issuer Restricted Subsidiary) to consolidate with or merge into such Loan Proceeds Note Guarantor or (ii) except to another Loan Proceeds Note Guarantor, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to a Loan Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, the Issuer or another Loan Proceeds Note Guarantor that is an Issuer Restricted Subsidiary), unless:

(1) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of such Loan Proceeds Note Guarantor as a result of such transaction as having been Incurred by such Loan Proceeds Note Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(2) in a transaction in which such Loan Proceeds Note Guarantor is not the surviving Person or in which such Loan Proceeds Note Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all of such Loan Proceeds Note Guarantor’s obligations under the Loan Proceeds Note Guarantee and any subordination agreements between the Issuer and such Loan Proceeds Note Guarantor relating to the Loan Proceeds Note and shall expressly assume the performance of the covenants and obligations of such Loan Proceeds Note Guarantor under the Collateral Documents relating to the Securities and shall, to the extent prior to the occurrence of a Collateral Release Ratings Event and a comparable action is being taken under the Existing Issuer Credit Facility Collateral Documents (or the collateral documents relating to any Replacement Credit Facility), cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to cause any property or assets that constitute Collateral to be subject to a Lien securing the Securities, together with such financing statements or comparable documents as may be required to perfect or maintain the perfection of any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions; and

(3) Level 3 Parent and the Issuer have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article Seven and that all conditions precedent to such transaction herein have been complied with.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

SECTION 801. Supplemental Indentures Without Consent of Holders.

The Issuer, the Guarantors and the Trustee may, at any time and from time to time, without notice to or consent of any Holders of Securities, (i) enter into one or more indentures supplemental hereto and/or (ii) amend, supplement or otherwise modify any other Note Document, in each case:

(1) to evidence the succession of another Person to the Issuer, Level 3 Parent or any other Guarantor and the assumption by such successor of the covenants of the

Issuer, Level 3 Parent or such other Guarantor, respectively, herein, in the Securities, in the applicable Note Guarantee and in the applicable Note Collateral Documents, as applicable; or

(2) to add to the covenants of Level 3 Parent, the Issuer or any of their respective Subsidiaries, for the benefit of the Holders, or to surrender any right or power conferred upon Level 3 Parent, the Issuer or any other Guarantor hereby; or

(3) to add any additional Events of Default; or

(4) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

(5) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee pursuant to the requirements of Section 610 or a successor Note Collateral Agent pursuant to the requirements of Section 1306; or

(6) to secure the Securities; or

(7) to comply with the Securities Act (including Regulation S promulgated thereunder); or

(8) to add Note Guarantees or to release any Guarantors from Note Guarantees as provided by the terms of this Indenture; or

(9) to (a) cure any ambiguity, mistake, omission, defect, inconsistency, or obvious error in the Note Documents, or (b) correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Indenture; provided that, with respect to the foregoing clause (9)(b), such actions shall not adversely affect the interests of the Holders in any material respect; or

(10) to conform the Note Documents to any provision of the “Description of the Notes” of the Offering Memorandum to the extent such provision is intended to be a verbatim recitation thereof; or

(11) to add additional assets as Collateral or to release any Collateral from the liens securing the Securities, in each case pursuant to the terms of this Indenture and the Note Collateral Documents, as and when permitted or required by this Indenture or the Note Collateral Documents.

The intercreditor provisions of the Note Collateral Documents and any other applicable intercreditor agreement may be amended, waived or otherwise modified from time to time with the consent of the parties thereto. In addition, the Issuer may, without the consent of any other party thereto, amend the Note Collateral Documents and any other applicable intercreditor agreement to designate Debt as “Additional First Lien Obligations”, or as any other Debt subject to the terms and provisions of such agreement.

SECTION 802. Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of such Holders delivered to the Issuer and the Trustee, the Issuer, the Guarantors and the Trustee may (i) enter into one or more indentures supplemental hereto and/or (ii) amend, supplement or otherwise modify any other Note Document, in each case, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or such other Note Document or waiving or otherwise modifying in any manner the rights of the Holders hereunder or thereunder, including the waiver of certain past defaults under this Indenture pursuant to Section 513; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security (or, in the case of clause (9) below, two-thirds in principal amount of the Outstanding Securities) affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon that would be due and payable upon the Stated Maturity thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the contractual right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; or

(2) modify any provision of Section 508 or Section 513; or

(3) subordinate in right of payment, or otherwise subordinate, the Securities or any Note Guarantee to any other Debt; or

(4) except as otherwise required herein, release all or substantially all of the security interest that may have been granted in favor of the Holders of the Securities with respect to any assets that also secure any Existing Notes then outstanding; or

(5) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed, as described in Appendix A or Exhibit 1 thereto; or

(6) reduce the premium payable upon a Change of Control Triggering Event or, at any time after a Change of Control Triggering Event has occurred, change the time at which the Offer to Purchase relating thereto must be made or at which the Securities must be repurchased pursuant to such Offer to Purchase; or

(7) make any change in any Note Guarantee of a Guarantor that is either a Significant Subsidiary or is a guarantor of any Existing Notes then outstanding that would adversely affect the interests of the Holders of the Securities in a manner inconsistent with any changes made in respect of the guarantee of the Existing Notes or otherwise in any material respect;

(8) modify any provision of this Section 802 (except to increase any percentage set forth herein); or

(9) (A) modify or amend Section 915, (B) make any change (whether by amendment, supplement or waiver) to any Note Collateral Document or the provisions in this Indenture dealing with the Collateral or the Note Collateral Documents that would, in each case, release all or substantially all of the Collateral from the Liens of the Note Collateral Documents (except upon the occurrence of a Collateral Release Ratings Event or as otherwise permitted by the terms of this Indenture and the Note Collateral Documents), or (C) make any change in any Note Guarantee of a Guarantor that is a Significant Subsidiary that would adversely affect the interests of the Holders of the Securities in any material respect.

It shall not be necessary for any Act of Holders under this Section 802 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 803. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Eight or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of such supplemental indenture have been fulfilled. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 804. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article Eight, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 805. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Eight may bear a notation in form approved by the Trustee and the Issuer as to any matter provided for in such supplemental indenture. If the Issuer and the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 806. Notice of Supplemental Indentures.

Promptly after the execution by the Issuer, the Guarantors and the Trustee of any supplemental indenture pursuant to this Article Eight, the Issuer shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE NINE

COVENANTS

SECTION 901. Payment of Principal, Premium, if Any, and Interest.

The Issuer covenants and agrees for the benefit of the Holders that it shall duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 902. Maintenance of Office or Agency.

The Issuer shall maintain in the City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. An affiliate of the Trustee, The Bank of New York Mellon at 240 Greenwich St., New York, New York 10286, shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at such affiliate’s office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside of the City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 903. Money for Security Payments to Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Securities, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of such action or any failure so to act.

The Issuer shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 903, that such Paying Agent shall:

(1) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Issuer (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest;

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4) indemnify the Trustee and its officers, directors, employees and agents against any loss, cost or liability caused by, or incurred as a result of, such Paying Agent’s acts or omissions.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 904. Existence.

Subject to Article Seven, Level 3 Parent and the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of Level 3 Parent, the Issuer and each Issuer Restricted Subsidiary; provided, however, that Level 3 Parent and the Issuer shall not be required to preserve, with respect to Level 3 Parent or the Issuer, respectively, any such right or franchise or, with respect to any such Issuer Restricted Subsidiary (subject to all the other covenants in this Indenture), any such existence, right or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Level 3 Parent and its Subsidiaries taken as a whole or the Issuer and its Subsidiaries taken as a whole, respectively.

SECTION 905. Reports.

So long as any Securities are outstanding (unless defeased in a legal defeasance), Level 3 Parent shall have its annual financial statements audited, and its interim financial statements reviewed, by a nationally recognized firm of independent accountants and shall furnish to the Trustee and the Holders of Securities, all quarterly and annual financial statements in the form incorporated by reference in the Offering Memorandum prepared in accordance with generally accepted accounting principles that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Level 3 Parent was required to file those Forms (but in no event any other items required in such Forms), together with a corresponding “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Level 3 Parent’s certified independent accountant. Notwithstanding the foregoing, (i) such reports shall not be required to comply with any segment reporting requirements (whether pursuant to generally accepted accounting principles or Regulation S-X) in greater detail than is provided in the Offering Memorandum, (ii) such reports shall not be required to present beneficial ownership information and (iii) such reports shall not be required to provide guarantor/non-guarantor financial data. Any reports shall be provided within the time frames required by the Commission for companies required to file such reports. To the extent that Level 3 Parent does not file such information with the Commission, Level 3 Parent shall distribute such information and such reports (as well as the details regarding the conference call described below) electronically to the Trustee and by posting such information on a password-protected website (which may be non-public, require a confidentiality acknowledgment and be maintained by Level 3 Parent or its designee) to which access will be given to (a) any Holder of the Securities, (b) to any beneficial owner of the Securities, who provides its e-mail address to Level 3 Parent or its designee and certifies that it is a beneficial owner of Securities, (c) to any prospective investor who provides its e-mail address to Level 3 Parent or its designee and certifies that it is a QIB, or (d) any securities analyst who provides their e-mail address to Level 3 Parent or its designee and certifies that they are a securities analyst. Unless Level 3 Parent or CenturyLink is subject to the reporting requirements of the Exchange Act, Level 3 Parent shall also hold a quarterly conference call for the Holders of the Securities to review such financial information (which, for the avoidance of doubt, access may be limited to those who have access to the password-protected website and have provided a confidentiality acknowledgement). The conference call will not be later than five Business Days from the time that Level 3 Parent distributes the financial information as set forth above.

For so long as any of the Securities remain outstanding, Level 3 Parent shall furnish to the Holders of the Securities and to any prospective investor that certifies that it is a QIB, upon written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent of Level 3 Parent becomes a Guarantor or co-obligor of the Securities, Level 3 Parent may satisfy its obligations under this Section 905 with respect to financial information relating to Level 3 Parent by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and any of its Subsidiaries other than Level 3 Parent and its Subsidiaries, on the one hand, and the information relating to Level 3 Parent and its Subsidiaries, on the other hand.

Notwithstanding the foregoing, Level 3 Parent shall be deemed to have furnished such financial statements and reports referred to above to the Trustee and the Holders if Level 3 Parent or any direct or indirect parent of Level 3 Parent has filed such reports with the Commission via the EDGAR filing system (or any successor thereto) and such reports are publicly available.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 906. Statement by Officers as to Default.

(a) The Issuer shall deliver to the Trustee, on the date of delivery of each annual report to be delivered pursuant to Section 905 commencing with the annual report for the fiscal year ended December 31, 2019, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Issuer’s compliance during the period covered by such report with all conditions and covenants under this Indenture. If the signer has knowledge of any noncompliance that occurred during such period, the certificate shall describe its status and what action the Issuer has taken or is taking or proposes to take with respect thereto. For purposes of this Section 906(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Debt of the Issuer or any Issuer Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Debt in the principal amount of less than $275,000,000 or its foreign currency equivalent at the time), the Issuer shall, within 30 days of such occurrence, notice or other action, deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers’ Certificate specifying such event, notice or other action, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 907. Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require that the Issuer repurchase such Holder’s Securities in whole or in part in integral multiples of $1,000, in accordance with the procedures set forth in this Section 907 and this Indenture.

(b) Within 30 days following the occurrence of both a Change of Control and a Rating Decline with respect to the Securities (a “Change of Control Triggering Event”), the Issuer will be required to make an Offer to Purchase all Outstanding Securities at a price in cash equal to 101% of the principal amount of the Securities on the Purchase Date, plus accrued and unpaid interest (if any) to such Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(c) The Issuer and the Trustee shall perform their respective obligations for the Offer to Purchase as specified in the Offer. Prior to the Purchase Date, the Issuer shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) irrevocably deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 903) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted (provided that such deposit may be made no later than 11:00 A.M. New York City time on the Purchase Date if the Issuer elects) and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Issuer to the Holder thereof. In the event that the aggregate Purchase Price is less than the amount delivered by the Issuer to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Issuer immediately after the Purchase Date.

(d) A “Change of Control” means the occurrence of any of the following events:

(i) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Level 3 Parent; or

(ii) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of Level 3 Parent, the Issuer and the Issuer Restricted Subsidiaries, in each case considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to the Issuer, a Wholly Owned Restricted Subsidiary of the Issuer, Level 3 Parent or one or more Permitted Holders) shall have occurred; or

(iii) the shareholders of Level 3 Parent or the Issuer shall have approved any plan of liquidation or dissolution of Level 3 Parent or the Issuer, respectively.

Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 under the Exchange Act, (i) a person or group shall not be deemed to beneficially own Voting Stock (x) subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of Level 3 Parent owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a person or group shall not be deemed to beneficially own the Voting Stock of another person as a result of its ownership of Voting Stock or other securities of such other person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent.

(e) The Issuer shall not be required to make an Offer to Purchase upon a Change of Control Triggering Event if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Offer to Purchase.

(f) In the event that the Issuer makes an Offer to Purchase the Securities, the Issuer shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 907 by virtue thereof.

(g) Notwithstanding anything to the contrary herein, so long as (i) any of the Existing Notes are outstanding, if a Change of Control Triggering Event (as defined in the applicable indenture) has occurred under any of the indentures governing such Existing Notes or (ii) if any loans or commitments are outstanding under the Existing Issuer Credit Facility, if a Change of Control Triggering Event (as defined in the Existing Issuer Credit Facility) has occurred, a Change of Control Triggering Event with respect to the Securities shall also be deemed to have occurred.

SECTION 908. Limitation on Debt.

(a) The Issuer may not, and may not permit any Issuer Restricted Subsidiary to, directly or indirectly, Incur any Debt; provided, however, that (i) the Issuer or (ii) any Issuer Restricted Subsidiary that is a Guarantor and a Loan Proceeds Note Guarantor may incur any Debt if, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and the Issuer Debt Ratio would be less than 5.75 to 1.0.

(b) Notwithstanding the foregoing limitation, the Issuer or any Issuer Restricted Subsidiary may Incur any and all of the following (each of which shall be given independent effect):

(i) Debt of the Issuer or any Issuer Restricted Subsidiary under the Securities issued on the Issue Date, any Note Guarantee in respect of the Securities issued on the Issue Date, the Loan Proceeds Note amended and restated in connection with the Securities issued on the Issue Date or any Loan Proceeds Note Guarantee in respect of the Loan Proceeds Note;

(ii) Debt of the Issuer or any Issuer Restricted Subsidiary under Credit Facilities in an aggregate principal amount outstanding or available (together with the amount of (x) outstanding Securities issued on the Issue Date and (y) all refinancing Debt outstanding or available pursuant to clause (vi) below in respect of the Securities issued on the Issue Date and Debt previously Incurred pursuant to this clause (ii) (other than any Additional Refinancing Amount)) at any one time not to exceed the greater of (x) $5.011 billion and (y) 4.0 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of the Issuer and the Issuer Restricted Subsidiaries for the four full fiscal quarters immediately preceding the Incurrence of such Debt for which the consolidated financial statements required to be delivered under Section 905 are available;

(iii) Debt of the Issuer or any Issuer Restricted Subsidiary outstanding on the Measurement Date;

(iv) Debt owed by (A) the Issuer to any Issuer Restricted Subsidiary, (B) any Issuer Restricted Subsidiary to the Issuer or any other Issuer Restricted Subsidiary, provided that in each case of clause (A) and (B), (x) upon the transfer, conveyance or other disposition by such Issuer Restricted Subsidiary or the Issuer of any Debt so

permitted to a Person other than the Issuer or another Issuer Restricted Subsidiary or (y) if for any reason such Issuer Restricted Subsidiary ceases to be an Issuer Restricted Subsidiary, the provisions of clause (A) or clause (B), as applicable, shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred by the issuer thereof at the time of such transfer, conveyance or other disposition or when such Issuer Restricted Subsidiary ceases to be an Issuer Restricted Subsidiary, (C) the Issuer or any Issuer Restricted Subsidiary to Level 3 Parent in an aggregate principal amount, in the case of this clause (C), not in excess of the greater of (x) $300,000,000 and (y) 0.5 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of the Issuer and the Issuer Restricted Subsidiaries for the four full fiscal quarters immediately preceding the Incurrence of such Debt for which the consolidated financial statements required to be delivered under Section 905 are available at any time outstanding; provided, however, that Level 3 Parent is a Guarantor; or (D) the Issuer or any Issuer Restricted Subsidiary to any member of the CenturyLink Credit Group in an aggregate principal amount, in the case of this clause (D), not in excess of the greater of (x) $300,000,000 and (y) 0.5 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of the Issuer and the Issuer Restricted Subsidiaries for the four full fiscal quarters immediately preceding the Incurrence of such Debt for which the consolidated financial statements required to be delivered under this Indenture are available at any time outstanding; provided that, in the case of clauses (C) and (D) above, with respect to any such Debt of the Issuer, any Guarantor that is an Issuer Restricted Subsidiary or any Loan Proceeds Note Guarantor that is an Issuer Restricted Subsidiary, the payment obligation with respect to such Debt is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of the obligor to the prior payment in full in cash of all obligations with respect to the Securities or the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor, respectively;

(v) Debt Incurred by a Person prior to the time (A) such Person became an Issuer Restricted Subsidiary, (B) such Person merges into or consolidates with an Issuer Restricted Subsidiary or (C) an Issuer Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes an Issuer Restricted Subsidiary), and Debt Incurred to finance any such transaction; provided, however, that after giving effect to the Incurrence of any Debt pursuant to this clause (v), either (1) the Issuer could Incur at least $1.00 of additional Debt pursuant to paragraph (a) of this Section 908 computed using “6.0 to 1.0” rather than “5.75 to 1.0” as it appears therein or (2) the ratio computed pursuant to paragraph (a) of this Section 908 would be no higher than before giving effect to the Incurrence of such Debt;

(vi) Debt of the Issuer or any Issuer Restricted Subsidiary Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a “refinancing”) Debt of the Issuer or any Issuer Restricted Subsidiary Incurred pursuant to paragraph (a) of this Section 908 or clause (i), (ii), (iii), (v), (ix), (x) or (xi) of this paragraph (b) or this clause (vi), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Debt so refinanced plus any Additional Refinancing Amount; provided, however, that (A) if the Person that originally Incurred the Debt to be refinanced became, or would have been required to become if not already, a Guarantor or a Loan Proceeds Note Guarantor as a result of the Incurrence of the Debt being refinanced in accordance with this covenant, (1) the Person that Incurs the refinancing Debt pursuant to this clause (vi) (if not the Issuer) shall be a Guarantor or a Loan Proceeds Note Guarantor, as applicable, and (2) if the Debt to be refinanced is subordinated to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor, the refinancing Debt shall be subordinated to the same extent to the Loan Proceeds Note Guarantee of the Loan Proceeds Note Guarantor Incurring such refinancing Debt, (B) the refinancing Debt of the Issuer or any Guarantor shall not be senior in right of payment to the Debt that is being refinanced and (C) in the case of any refinancing of Debt Incurred pursuant to paragraph (a) of this Section 908 or clause (i), (v), (ix), (x) or (xi) or, if such Debt previously refinanced Debt Incurred pursuant to any such clause, this clause (vi), the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (x) does not provide for payments of principal of such Debt at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Issuer or any Issuer Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Debt upon any event of default thereunder), in each case prior to earlier of the time the same are required by the terms of the Debt being refinanced and the maturity date of the Securities and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Issuer or an Issuer Restricted Subsidiary) of such Debt at the option of the holder thereof prior to the earlier of the time the same are required by the terms of the Debt being refinanced and the maturity date of the Securities, other than, in the case of clause (x) or (y), (1) any such payment, redemption or other retirement (including pursuant to an offer to purchase made by the Issuer) which is conditioned upon a change of control or upon an asset sale and (2) any Debt in an aggregate principal amount not in excess of the Maturity Limitation Excluded Amount;

(vii) Debt of the Issuer or any Issuer Restricted Subsidiary (A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with the Incurrence of Debt, (B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of the Issuer or any Issuer Restricted Subsidiary pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Issuer Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Issuer Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by the Issuer or any Issuer Restricted Subsidiary in connection with such disposition, (C) consisting of the financing of insurance premiums in the ordinary course of business, (D) consisting of take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or (E) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course; provided that such Debt is extinguished promptly upon the Issuer or such Issuer Restricted Subsidiary’s obtaining knowledge of its occurrence;

(viii) Debt of the Issuer or any Issuer Restricted Subsidiary consisting of Permitted Hedging Agreements;

(ix) (1) Debt of any Foreign Restricted Subsidiary that is an Issuer Restricted Subsidiary or (2) Debt incurred on behalf of, or representing Guarantees of Debt of, Joint Ventures of the Issuer or any Issuer Restricted Subsidiary, not otherwise permitted to be Incurred pursuant to paragraph (a) of this Section 908 or clauses (i) through (viii) above or clause (x) below, which, together with any other outstanding Debt Incurred pursuant to this clause (ix) and the amount of all refinancing Debt outstanding or available pursuant to clause (vi) above in respect of Debt previously Incurred pursuant to this clause (ix) (other than any Additional Refinancing Amount), has an aggregate principal amount not to exceed the greater of (A) $300,000,000 and (B) 0.5 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of the Issuer and the Issuer Restricted Subsidiaries for the four full fiscal quarters immediately preceding the Incurrence of such Debt for which the consolidated financial statements required to be delivered under Section 905 are available;

(x) (a) Issue Date Purchase Money Debt initially Incurred by the Issuer or any Issuer Restricted Subsidiary or another Person that became an Issuer Restricted Subsidiary on or before the Issue Date and (b) additional Purchase Money Debt Incurred by the Issuer or any Issuer Restricted Subsidiary; provided that, in the case of this clause (b), the amount of such Purchase Money Debt (together with the amount of all refinancing Debt outstanding or available pursuant to clause (vi) above in respect of such Purchase Money Debt (other than any Additional Refinancing Amount)) does not exceed 100% of the cost of the construction, installation, acquisition, lease, development or improvement of the applicable assets acquired; and

(xi) Debt under the Existing Notes issued prior to the Issue Date.

(c) Notwithstanding any other provision of this Section 908, (A) the maximum amount of Debt the Issuer or any Issuer Restricted Subsidiary may Incur pursuant to this Section 908 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies and (B) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Debt for purposes of this covenant.

(d) For purposes of determining any particular amount of Debt under this Section 908, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted for the benefit of the Securities pursuant to the provisions of Section 910 shall not be treated as Debt. For purposes of determining compliance with this Section 908, (1) any Debt outstanding under the Existing Issuer Credit Facility will be treated as Incurred on the Issue Date pursuant to clause (ii) of paragraph (b) of this Section 908 and (2) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Issuer, in its sole discretion, may divide and classify (and, subject to clause (1) above, may later reclassify) such item of Debt and only be required to include the amount and type of such Debt in one of such clauses. When classifying multiple Incurrences of Debt on the same day, the Issuer may, in its sole discretion, specify the order of Incurrence of such Debt and need only give pro forma effect to the specified Incurrence (and any prior Incurrence) for purposes of classifying such specified Incurrence.

SECTION 909. Limitation on Priority Debt.

(a) The Issuer may not permit any Issuer Restricted Subsidiary that is a Domestic Restricted Subsidiary but is not a Guarantor and a Loan Proceeds Note Guarantor to, directly or indirectly, Incur any Debt; provided, however, that any Issuer Restricted Subsidiary that is a Domestic Restricted Subsidiary of the Issuer but is not a Guarantor and a Loan Proceeds Note Guarantor may Incur any Debt if, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and the aggregate amount of Priority Debt would not exceed the Priority Debt Cap.

(b) Notwithstanding the foregoing limitation, an Issuer Restricted Subsidiary that is a Domestic Restricted Subsidiary but is not a Guarantor and a Loan Proceeds Note Guarantor may Incur any and all of the following (each of which shall be given independent effect), if it would be permitted to Incur such Debt pursuant to the following provisions of Section 908 without being or becoming a Guarantor:

(i) without duplication, Debt permitted to be Incurred pursuant to clauses (i), (iii), (iv), (v) (but only to the extent not incurred in anticipation of such Person becoming an Issuer Restricted Subsidiary or such merger or consolidation), (vii), (viii), (ix)(2), (x) and (xi) of Section 908(b);

(ii) without duplication, Debt permitted to be Incurred pursuant to Section 908(b)(vi), but limited, in the case of refinancing Debt under Section 908(b)(v), to Debt not incurred in anticipation of such Person becoming an Issuer Restricted Subsidiary or such merger or consolidation; and

(iii) without duplication, following a Collateral Release Ratings Event, any Finance Lease Obligation incurred in accordance with this Indenture and then outstanding in effect on the date of such Collateral Release Ratings Event and any Finance Lease Obligation incurred in respect thereof that would satisfy the requirements of a “refinancing” pursuant to Section 908(b)(vi).

(c) Notwithstanding any other provision of this Section 909, (A) the maximum amount of Debt the Domestic Restricted Subsidiaries of the Issuer may Incur pursuant to this Section 909 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies and (B) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Debt for purposes of this covenant.

(d) For purposes of determining any particular amount of Debt under this Section 909, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted for the benefit of the Securities pursuant to the provisions of Sections 910 or 911 shall not be treated as Debt. In the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Issuer, in its sole discretion, may divide and classify (and may later reclassify) such item of Debt and only be required to include the amount and type of such Debt in one of such clauses. When classifying multiple Incurrences of Debt on the same day, the Issuer may, in its sole discretion, specify the order of Incurrence of such Debt and need only give pro forma effect to the specified Incurrence (and any prior Incurrence) for purposes of classifying such specified Incurrence.

(e) Notwithstanding anything to the contrary herein, the provisions of this Section 909 shall continue to apply after Section 908 has been terminated in accordance with Section 917.

SECTION 910. Limitation on Liens Prior to a Collateral Release Ratings Event.

(a) The Issuer may not, and may not permit any Issuer Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien on or with respect to any Property now owned or acquired after the Issue Date to secure any Debt other than:

(i) Liens existing on the Issue Date and securing Debt outstanding on the Issue Date, which in any event shall not include Liens securing the Parent Intercompany Note or the Existing Notes;

(ii) Liens Incurred on or after the Issue Date:

(A) to secure Debt permitted to be Incurred pursuant to clause (i) or (ii) of Section 908(b) (or refinancing Debt Incurred pursuant to Section 908(b)(vi) in respect thereof);

(B) on Receivables, collections thereof and accounts established solely for the collection of such Receivables to secure Debt under Qualified Receivable Facilities permitted to be Incurred pursuant to Section 908(b)(ii) (or refinancing Debt Incurred pursuant to Section 908(b)(vi) in respect thereof);

(C) on cash to secure reimbursement obligations in respect of letters of credit permitted to be Incurred pursuant to Section 908(b)(ii) (or refinancing Debt Incurred pursuant to Section 908(b)(vi) in respect thereof); provided that the amount of such cash does not exceed 120% of the face amount of such letters of credit;

(D) on Property acquired after the Issue Date with the proceeds of Purchase Money Debt Incurred pursuant to Section 908(b)(ii) (or refinancing Debt Incurred pursuant to Section 908(b)(vi) in respect thereof) to secure such Purchase Money Debt; provided that any such Lien may not extend to any Property other than the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto (it being understood that all Debt to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications/IS Assets financed thereby, shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time);

(E) on the Collateral to secure Debt Incurred pursuant to (A) clause (i) or (ii) of Section 908(b) or (B) Section 908(b)(vi) in respect of Debt previously Incurred pursuant to clause (i) or (ii) of Section 908(b); provided that such Liens are subject to the Intercreditor Agreement;

(iii) Liens in favor of the Issuer or any Issuer Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Issuer Restricted Subsidiary ceasing to be an Issuer Restricted Subsidiary or any subsequent transfer of the Debt secured by any such Lien (except to the Issuer or an Issuer Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Lien by the issuer thereof;

(iv) Liens outstanding on the Issue Date securing Purchase Money Debt and Liens to secure Purchase Money Debt Incurred after the Issue Date and not prohibited by Section 908(b) and Section 909, provided that any such Lien may not extend to any Property other than the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto (it being understood that all Debt to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications/IS Assets financed thereby, shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time);

(v) Liens to secure Acquired Debt, provided that (a) such Lien attaches to the acquired Property prior to the time of the acquisition of such Property and (b) such Lien does not extend to or cover any other Property;

(vi) Liens to secure Debt Incurred to refinance, in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (i), (iv) and (v) or this clause (vi) so long as such Lien does not extend to any other Property (other than improvements and accessions to the original Property) and the principal amount of Debt so secured is not increased except as otherwise permitted under Section 908(b)(vi) or the corresponding provisions of Section 909;

(vii) Liens on Property (A) not constituting Collateral and (B) not required to become Collateral, Incurred on or after the Measurement Date not otherwise permitted by the foregoing clauses (i) through (vi) (but including in the computations of Liens permitted under this clause (vii) Liens existing on the Issue Date which remain existing at the time of computation which are otherwise permitted under clause (i)) securing Debt of the Issuer or any Issuer Restricted Subsidiary in an aggregate amount not to exceed the greater of (a) $500,000,000 and (b) 7.5% of the Issuer’s Consolidated Tangible Assets measured based on the most recent financial statements that are available for the Issuer;

(viii) Liens on Property of any Non-Telecommunications Subsidiary; provided, however, that the Incurrence of such Lien does not require the Person Incurring such Lien to secure any Debt of any Person other than a Non-Telecommunications Subsidiary;

(ix) Liens to secure Debt incurred pursuant to Section 908(b)(viii);

(x) Liens to secure amounts deposited into an escrow account for the benefit of the holders of the Existing Notes or any additional notes issued by the Issuer on or after the Issue Date permitted to be incurred pursuant to the terms of this Indenture, in connection with the prepayment of the Offering Proceeds Notes by Level 3 LLC, or the prepayment by Level 3 LLC of any additional proceeds note issued in connection with the issuance of additional notes issued by the Issuer on or after the Issue Date;

(xi) Liens (A) on the Property of a Foreign Restricted Subsidiary and its Subsidiaries Incurred on or after the Issue Date securing Debt of such Foreign Restricted Subsidiary and (B) on the Capital Stock of a Joint Venture securing Guarantees of the Debt of such Joint Venture Incurred on or after the Issue Date, in each case Incurred pursuant to Section 908(b)(ix); and

(xii) Permitted Liens.

(b) If the Issuer or any Guarantor (or any entity required to become a Guarantor pursuant to this Indenture) creates any Lien (including without limitation any additional Lien) upon any Property or assets to secure any First Lien Obligation, it must concurrently with the creation of such Lien (or, if later, concurrently with such entity becoming a Guarantor) grant a First Lien upon such Property or assets as security for the Securities or the applicable Note

Guarantee, if such Property or asset is not Collateral at such time, such that the property or assets subject to such Lien becomes Collateral subject to the First Lien (subject to liens permitted by this Indenture), except to the extent such Property or assets constitutes cash or cash equivalents required to secure only letter of credit obligations under any credit facility or as otherwise permitted under the Intercreditor Agreement. If the foregoing obligation to grant a Lien on any property or assets to secure the Securities or a Note Guarantee arises due to the grant of a Lien on such property or assets to secure the Existing Issuer Credit Facility Obligations (or the obligations under any Replacement Credit Facility), then the Lien on such property or assets to secure the Securities or a Note Guarantee may be released in accordance with the provisions of Section 1308. If the foregoing obligation to grant a Lien on any property or assets to secure the Securities or a Note Guarantee arises due to the grant of a Lien (an “Initial Lien”) on such property or assets to secure First Lien Obligations other than the Existing Issuer Credit Facility Obligations (or the obligations under any Replacement Credit Facility), then the Lien on such property or assets to secure the Securities or a Note Guarantee shall be automatically released and discharged upon the release and discharge of the Initial Lien at such time as the Initial Lien is released, which release and discharge in the case of any sale of any such property or asset shall not affect any Lien that the Trustee or any Collateral Agent may have on the proceeds from such sale.

(c) Notwithstanding the foregoing, the Issuer and the Guarantors shall not be deemed to have failed to comply with paragraph (b) of this Section 910 if, on the Issue Date, Level 3 Parent and each Issuer Restricted Subsidiary that has granted any Lien on any property or assets to secure the Existing Issuer Credit Facility Obligations and may grant a Lien on such property or assets as security for the Securities or the applicable Note Guarantee without regulatory approval, grants a First Lien upon such property or assets as security for the Securities or the applicable Note Guarantee such that the property or assets subject to such Lien becomes Collateral subject to the First Lien and, thereafter, until such date as the Collateral subject to the First Lien includes all property and assets in respect of which a Lien has been granted to secure the Existing Issuer Credit Facility, Level 3 Parent, the Issuer and any applicable Issuer Restricted Subsidiary (i) endeavor in good faith using commercially reasonable efforts to obtain all material (as determined in good faith by the General Counsel of Level 3 Parent) authorizations and consents of Federal and State Governmental Authorities required in order for any such property or assets to secure the Securities at the earliest practicable date after the Issue Date and, following receipt of such authorizations and consents (together with any required authorizations and consents required for the Issuer Restricted Subsidiary owning such Collateral to provide a Note Guarantee), grants a First Lien upon such property or assets as security for the Securities or the applicable Note Guarantee such that the property or assets subject to such Lien becomes Collateral subject to the First Lien promptly thereafter and (ii) comply with paragraph (b) of this Section 910 with respect to any Lien attaching to property or assets subsequent to the Issue Date. For purposes of this paragraph (c), the requirement that Level 3 Parent, the Issuer or any Issuer Restricted Subsidiary use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which it conducts its business in any respect that the management of Level 3 Parent shall determine in good faith to be adverse or materially burdensome. Upon the reasonable request of Level 3 Parent or the Issuer, the Trustee will use reasonable efforts to cooperate with Level 3 Parent, the Issuer and any Issuer Restricted Subsidiary as necessary to enable them to comply with their obligations under this paragraph (c).

(d) For purposes of determining compliance with this Section 910, in the event that a Lien meets the criteria of more than one of the types of Liens described in the above clauses, the Issuer, in its sole discretion, may divide and classify (and may later reclassify) such Lien and only be required to include the amount and type of such Lien in one of such clauses. When classifying multiple Incurrences of Liens on the same day, the Issuer may, in its sole discretion, specify the order of Incurrence of such Liens and need only give pro forma effect to the specified Incurrence (and any prior Incurrence) for purposes of classifying such specified Incurrence.

(e) Notwithstanding anything to the contrary herein, the provisions of this Section 910 shall continue to apply after Section 908 has been terminated in accordance with Section 917.

SECTION 911. Limitation on Liens Following a Collateral Release Ratings Event.

(a) Following a Collateral Release Ratings Event, the Issuer may not, and may not permit any Issuer Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien on or with respect to any Property now owned or acquired after the Issue Date to secure any Debt for borrowed money without making, or causing such Issuer Restricted Subsidiary to make, effective provision for securing the Securities (x) equally and ratably with such Debt as to such Property for so long as such Debt will be so secured or (y) in the event such Debt is Debt of the Issuer or an Issuer Restricted Subsidiary that is a Guarantor and such Debt is subordinate in right of payment to the Securities, the Level 3 Parent Guarantee or the applicable Note Guarantee, prior to such Debt as to such Property for so long as such Debt will be so secured. The holders of such other secured Debt may exclusively control the disposition of the property subject to the Lien.

(b) The foregoing restrictions shall not apply to:

(i) Liens to secure Debt in an amount which, together (without duplication) with the aggregate principal amount of outstanding Priority Debt, does not exceed the Priority Debt Cap;

(ii) Liens to secure any Finance Lease Obligation incurred in accordance with this Indenture and then outstanding in effect on the date of such Collateral Release Ratings Event and any Finance Lease Obligation incurred in respect thereof that would satisfy the requirements of a “refinancing” pursuant to Section 908(b)(vi);

(iii) Liens in favor of the Issuer or any Issuer Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Issuer Restricted Subsidiary ceasing to be an Issuer Restricted Subsidiary or any subsequent transfer of the Debt secured by any such Lien (except to an Issuer Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Lien by the issuer thereof;

(iv) Liens to secure Purchase Money Debt Incurred after the Issue Date and not prohibited by Section 908 and Section 909; provided that any such Lien may not extend to any Property other than the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto (it being understood that all Debt to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications/IS Assets financed thereby, shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time);

(v) Liens to secure Acquired Debt; provided that (a) such Lien attaches to the acquired Property prior to the time of the acquisition of such Property and (b) such Lien does not extend to or cover any other Property;

(vi) Liens to secure Debt Incurred to refinance, in whole or in part, Debt secured by any Lien referred to in the foregoing clauses (iv) and (v) or this clause (vi) so long as such Lien does not extend to any other Property (other than improvements and accessions to the original Property) and the principal amount of Debt so secured is not increased except as otherwise permitted under Section 908(b)(vi) or the corresponding provisions of Section 909;

(vii) Liens on Property of any Non-Telecommunications Subsidiary;

(viii) Liens to secure Debt incurred pursuant to Section 908(b)(viii) or the corresponding provisions of Section 909;

(ix) Liens to secure amounts deposited into an escrow account for the benefit of the holders of the Existing Notes or any Additional Securities issued by the Issuer on or after the Issue Date permitted to be incurred pursuant to the terms of this Indenture, in connection with the prepayment of the Offering Proceeds Notes by Level 3 LLC, or the prepayment by Level 3 LLC of any additional proceeds note issued in connection with the issuance of Additional Securities issued by the Issuer on or after the Issue Date;

(x) Liens to secure amounts deposited into an escrow account for the benefit of the Holders of the Securities in connection with the prepayment of the Loan Proceeds Note by Level 3 LLC;

(xi) Liens (A) on the Property of a Foreign Restricted Subsidiary and its Subsidiaries Incurred on or after the Issue Date securing Debt of such Foreign Restricted Subsidiary and (B) on the Capital Stock of a Joint Venture securing Guarantees of the Debt of such Joint Venture Incurred on or after the Issue Date, in each case Incurred pursuant to Section 908(b)(ix);

(xii) Liens on Receivables, collections thereof and accounts established solely for the collection of such Receivables to secure Debt under Qualified Receivable Facilities permitted to be Incurred pursuant to Section 908(b)(ii) (or refinancing Debt Incurred pursuant to Section 908(b)(vi) in respect thereof); and

(xiii) Permitted Liens.

(c) For purposes of determining compliance with this Section 911, in the event that a Lien meets the criteria of more than one of the types of Liens described in the above clauses, the Issuer, in its sole discretion, may divide and classify (and may later reclassify) such Lien and only be required to include the amount and type of such Lien in one of such clauses. When classifying multiple Incurrences of Liens on the same day, the Issuer may, in its sole discretion, specify the order of Incurrence of such Liens and need only give pro forma effect to the specified Incurrence (and any prior Incurrence) for purposes of classifying such specified Incurrence.

(d) Notwithstanding anything to the contrary herein, the provisions of this Section 911 shall continue to apply after Section 908 has been terminated in accordance with Section 917.

SECTION 912. Limitation on Asset Dispositions.

(a) The Issuer may not, and may not permit any Issuer Restricted Subsidiary to, make any Asset Disposition consisting of Property that is Collateral unless the Issuer or the Issuer Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the Fair Market Value for the Property sold or disposed of as determined by the Issuer in good faith and evidenced by a resolution of the board of directors of the Issuer (or a duly authorized committee thereof) filed with the Trustee.

(b) The Net Available Proceeds (or any portion thereof) from Asset Dispositions may be applied by the Issuer or an Issuer Restricted Subsidiary, to the extent the Issuer or such Issuer Restricted Subsidiary elects (or is required by the terms of any Debt): (i) to the permanent repayment or reduction of Debt then outstanding under any First Lien Obligations to the extent such First Lien Obligations would require such application or prohibit payments pursuant to the Offer to Purchase described in paragraph (c) of this Section 912 (other than Debt owed to the Issuer or any Affiliate of the Issuer); or (ii) to reinvest in Telecommunications/IS Assets (including by means of an Investment in Telecommunications/IS Assets by a Restricted Subsidiary with Net Available Proceeds received by the Issuer or another Issuer Restricted Subsidiary).

(c) Any Net Available Proceeds from an Asset Disposition not applied in accordance with paragraph (b) of this Section 912 within 540 days from the date of the receipt of such Net Available Proceeds, or with respect to Net Available Proceeds committed to be applied in accordance with paragraph (b) of this Section 912 during such 540-day period, not actually so applied within 365 days after such initial 540-day period, will constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $200,000,000, the Issuer (or, in the case of Debt of Level 3 Parent required or permitted to be repurchased by Level 3 Parent, Level 3 Parent) will be required to make an Offer to Purchase with such Excess Proceeds on a pro rata basis according to principal amount (or, in the case of Debt issued at a discount, the then-

Accreted Value) for (x) outstanding Securities at a price in cash equal to 100% of the principal amount of the Securities on the purchase date plus accrued and unpaid interest (if any) thereon (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) and (y) any other First Lien Obligations of the Issuer, at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest (if any) to the purchase date (or 100% of the then-Accreted Value plus accrued and unpaid interest (if any) to the purchase date in the case of original issue discount Debt), to the extent, in the case of this clause (y), required under the terms thereof (other than Debt owed to Level 3 Parent or any Affiliate of Level 3 Parent). To the extent there are any remaining Excess Proceeds following the completion of the Offer to Purchase, the Issuer shall apply such Excess Proceeds to the repayment of other Debt of the Issuer or any Issuer Restricted Subsidiary, to the extent permitted or required under the terms thereof. Any other remaining Excess Proceeds may be applied to any use as determined by the Issuer which is not otherwise prohibited by this Indenture, and the amount of Excess Proceeds shall be reset to zero.

(d) Notwithstanding the foregoing, no Offer to Purchase the Securities or purchase of the Securities shall be required pursuant to this Section 912 unless either (i) the Existing Issuer Credit Facility and any secured Replacement Credit Facility has been retired or otherwise ceases to be in effect or (ii) such offer or purchase would not be prohibited by the Existing Issuer Credit Facility and any secured Replacement Credit Facility.

SECTION 913. Limitation on Sale and Leaseback Transactions.

The Issuer may not, and may not permit any Issuer Restricted Subsidiary to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless the Issuer or such Issuer Restricted Subsidiary would not be prohibited from Incurring (a) Debt in an amount equal to the Attributable Value of the Sale and Leaseback Transaction pursuant to Section 908 and (b) a Lien pursuant to Sections 910 or 911, as applicable, equal in amount to the Attributable Value of the Sale and Leaseback Transaction, without also securing the Securities.

SECTION 914. Limitation on Designations of Unrestricted Subsidiaries.

The Issuer shall not designate (1) Level 3 LLC as an Unrestricted Subsidiary or (2) any other Subsidiary of the Issuer (other than a newly created Subsidiary in which no investment has previously been made) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) unless:

(a) so long as any of the Existing Notes are outstanding, at the time of such Designation, such Subsidiary of the Issuer shall also be designated as an Unrestricted Subsidiary under each indenture governing outstanding Existing Notes;

(b) so long as any loans or commitments are outstanding under the Existing Issuer Credit Facility or any other First Lien Obligation, at the time of such Designation, such Subsidiary of the Issuer shall also be designated as an Unrestricted Subsidiary under the Existing Issuer Credit Facility or such First Lien Obligation;

(c) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(d) (i) if Section 908 has not been terminated pursuant to Section 917, immediately prior to and after giving effect to such Designation, the Issuer would be able to Incur $1.00 of Debt under Section 908(a) or (ii) following termination of Section 908 pursuant to Section 917, immediately prior to and after giving effect to such Designation the aggregate amount of Priority Debt would not exceed the Priority Debt Cap.

At the time of any Designation of any Subsidiary as an Unrestricted Subsidiary, (i) such Subsidiary shall not own any Capital Stock of the Issuer or any Issuer Restricted Subsidiary and (ii) the Issuer or any Issuer Restricted Subsidiary shall not have guaranteed or otherwise have any direct payment obligations in respect of any Debt of such Subsidiary, except to the extent such guarantee or obligations would be released, terminated or no longer exist upon such Designation.

Unless Designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Issuer will be classified as an Issuer Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated as an Issuer Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (a) and (b) of the immediately following paragraph will not be satisfied immediately following such classification. Except as provided in the first sentence of this Section 914, no Issuer Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

A Designation may be revoked (a “Revocation”) by a resolution of the Board of Directors of Level 3 Parent (or a duly authorized committee thereof) delivered to the Trustee, provided that the Issuer will not make any Revocation unless:

(a)	no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(b)

all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes of this Indenture.

All Designations and Revocations must be evidenced by an Officers’ Certificate (i) certifying compliance with the foregoing provisions and (ii) giving the effective date of such Designation or Revocation. Upon Designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 914, such Restricted Subsidiary shall, by delivery of a supplemental indenture providing for such release in form satisfactory to the Trustee, be released from any Note Guarantee previously made by such Subsidiary.

SECTION 915. Limitation on Actions with Respect to Existing Intercompany Obligations. Without the consent of the Holders of at least two-thirds in principal amount of the Outstanding Securities:

(a) the Issuer shall not forgive or waive or fail to enforce any of its rights under any Offering Proceeds Note or any Guarantee thereof, the Loan Proceeds Note, any Loan Proceeds Note Guarantee, the Omnibus Offering Proceeds Note Subordination Agreement or any other agreement with Level 3 Parent or any Issuer Restricted Subsidiary to subordinate a payment obligation on any Debt to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note or a Loan Proceeds Note Guarantee, any Offering Proceeds Note or any Guarantee thereof and the Issuer and Level 3 LLC may not amend the Loan Proceeds Note, any Loan Proceeds Note Guarantee, any Offering Proceeds Note or any Guarantee thereof in a manner adverse to the Holders of the Securities; provided, however, that in the event of an Event of Default of Level 3 LLC specified in Section 501(9) or 501(10), the principal then outstanding together with accrued interest thereon under the Loan Proceeds Note, any Loan Proceeds Note Guarantee, any Offering Proceeds Note or any Guarantee thereof shall automatically become due and payable without presentment, demand, protest or other notice of any kind;

(b) in the event Level 3 LLC (or any successor obligor under the Loan Proceeds Note) repays all or a portion of the Loan Proceeds Note other than in connection with any refinancing of First Lien Obligations (and limited to the amount so refinanced), the Issuer must (i) deposit an amount of cash equal to the Pro Rata Portion multiplied by the principal amount of the Loan Proceeds Note then repaid in an escrow account with an unaffiliated financial institution for the benefit of the Holders of the Securities, and as security for the prompt and complete payment and performance when due of the Issuer’s obligations in respect of the Securities, until such time as the Securities are no longer outstanding or such cash is used pursuant to clause (ii) or (iii) of this paragraph (b), (ii) redeem Securities having a principal amount equal to the Pro Rata Portion multiplied by the principal amount of the Loan Proceeds Note then repaid in accordance with, and if at such time permitted by, the Securities, or (iii) purchase Securities in the open market having a principal amount equal to the Pro Rata Portion multiplied by the principal amount of the Loan Proceeds Note then repaid; provided, however, that if at any time the principal amount of the Loan Proceeds Note is greater than the principal amount of all First Lien Obligations that remain outstanding, Level 3 LLC (or any successor obligor under the Loan Proceeds Note) may repay, or the Issuer may forgive or waive, an amount of the Loan Proceeds Note equal to such excess without complying with clause (i), (ii) or (iii) above;

(c) Level 3 Parent shall not, and shall not permit any Issuer Restricted Subsidiary to, provide any Lien on its Property for the benefit of, or any Guarantee (other than a similarly subordinated Guarantee) or other form of credit enhancement in respect of, (i) the Parent Intercompany Note or (ii) any other intercompany note required by Section 908(b)(iv) to be subordinated to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note or a Loan Proceeds Note Guarantee, or take any other action with the purpose or effect of making the Parent Intercompany Note senior to or equal in right of payment with any Offering Proceeds Note or the Loan Proceeds Note;

(d) Level 3 Parent may not, and may not permit any Issuer Restricted Subsidiary to, provide any Lien on its Property for the benefit of, or any Guarantee (other than a similarly subordinated Guarantee) or other form of credit enhancement in respect of, (i) any Offering Proceeds Note or (ii) any other intercompany note required by Section 908(b)(iv) to be subordinated to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note or a Loan Proceeds Note Guarantee, or take any other action with the purpose or effect of making any Offering Proceeds Note senior to or equal in right of payment with the Loan Proceeds Note;

(e) Level 3 Parent and Level 3 LLC shall not amend the terms of the Parent Intercompany Note or any Offering Proceeds Note in a manner adverse to the Holders of the Securities, the determination of which shall be made by Level 3 Parent in good faith (it being agreed that any change in the interest rate applicable to advances under the Parent Intercompany Note shall not be deemed to be materially adverse to the Holders of the Securities in any respect);

(f) Level 3 Parent, the Issuer and Level 3 LLC shall not amend any subordination agreement relating to the Loan Proceeds Note in a manner adverse to the Holders of the Securities, and Level 3 Parent, the Issuer or any Issuer Restricted Subsidiary shall not amend any other agreement between Level 3 Parent or any Issuer Restricted Subsidiary and the Issuer to subordinate a payment obligation on any Debt of Level 3 Parent or any Issuer Restricted Subsidiary to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note, in each case, the determination of which shall be made by Level 3 Parent in good faith;

(g) unless an Event of Default has occurred and is continuing, Level 3 Parent shall neither cause nor permit the Issuer to demand repayment of any Offering Proceeds Note (i) prior to the Regulated Subsidiaries receiving the consents and authorizations described herein and (ii) unless permitted pursuant to all other First Lien Obligations;

(h) Level 3 Parent and the Issuer shall cause any Debt of Level 3 LLC to Level 3 Parent to be evidenced by either the Parent Intercompany Note or another duly executed promissory note that is pledged and delivered to the Note Collateral Agent (or any Bailee Collateral Agent) within three business days of the Incurrence of such Debt; and

(i) notwithstanding anything to the contrary contained herein, neither the Issuer nor Level 3 LLC (nor any successor obligor under the Loan Proceeds Note) shall cause or permit the principal amount of the Loan Proceeds Note at any time to be less than the aggregate principal amount of First Lien Obligations outstanding at such time (after giving effect to any substantially concurrent repayment or prepayment of any First Lien Obligations at the time of any reduction in the principal amount of the Loan Proceeds Note).

Each Subsidiary that is required to become a Loan Proceeds Note Guarantor pursuant to any Section of this Indenture shall promptly execute, and deliver a copy to the Trustee, a Loan Proceeds Note Guarantee substantially in the form set forth in Exhibit C hereto, pursuant to which such Subsidiary shall become a Loan Proceeds Note Guarantor.

The Loan Proceeds Note Guarantee of a Loan Proceeds Note Guarantor will be automatically and unconditionally released (a) in connection with any sale or other disposition of all or substantially all of the assets of that Loan Proceeds Note Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or an Issuer Restricted Subsidiary, such that after such transaction, such Loan Proceeds Note Guarantor would no longer constitute an Issuer Restricted Subsidiary, and, in each case, such sale, exchange, disposition or other transfer is made in compliance with all applicable provisions of this Indenture, if any, and such Person is not a guarantor of any First Lien Obligation, (b) in connection with any sale of all of the Capital Stock of a Loan Proceeds Note Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or an Issuer Restricted Subsidiary in compliance with all applicable provisions of this Indenture, if any, and such Person is not a guarantor of any First Lien Obligation, (c) if the Issuer properly designates any Issuer Restricted Subsidiary that is a Loan Proceeds Note Guarantor as an Unrestricted Subsidiary pursuant to Section 914, (d) if the Issuer exercises under Section 1101 of the option applicable to Sections 1102 or 1103, (e) if such Loan Proceeds Note Guarantee was originally Incurred to permit such Loan Proceeds Note Guarantor to Incur Debt not otherwise permitted pursuant to Sections 908 or 909 and the Debt so Incurred (and any permitted refinancing Debt thereof) has been repaid or discharged (provided that, after giving effect to such release, such Loan Proceeds Note Guarantor does not have any outstanding Debt that would violate such Sections if such outstanding Debt would have been Incurred following the release of such Loan Proceeds Note Guarantee and such Loan Proceeds Note Guarantor is not a Guarantor under any First Lien Obligation (other than the Securities)) or (f) if such Loan Proceeds Note Guarantor is released from its Loan Proceeds Note Guarantee and its other guarantees of all First Lien Obligations (other than the Securities) except any such release by or as a result of payment of such Loan Proceeds Note Guarantee and such Loan Proceeds Note Guarantor is not a guarantor under any of the Existing Notes and is not otherwise required to Guarantee the Securities in accordance with Section 916(a) or the last paragraph of Section 919.

SECTION 916. Limitation on Guarantees of Debt by Issuer Restricted Subsidiaries.

(a) Level 3 Parent shall not permit any Issuer Restricted Subsidiary, other than a Guarantor or the Issuer, to guarantee the payment of any First Lien Obligations, including any Debt (or any other Obligations) under the Existing Issuer Credit Facility, any Replacement Credit Facility, any of the Existing Notes or any of the Offering Proceeds Notes, unless:

(i) such Issuer Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture providing for a Note Guarantee or a guarantee of the Loan Proceeds Note, as applicable, by such Issuer Restricted Subsidiary, except that with respect to a guarantee of Debt of the Issuer or any Guarantor, if such Debt is by its express terms subordinated in right of payment to the Securities or such Guarantor’s Note Guarantee, any such guarantee by such Issuer Restricted Subsidiary with respect to such Debt shall be subordinated in right of payment to such Note Guarantee substantially to the same extent as such Debt is subordinated to the Securities;

(ii) in the case of Level 3 LLC, Level 3 LLC delivers to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by Level 3 LLC; and subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of Level 3 LLC is a legal, valid and binding obligation of Level 3 LLC, enforceable against Level 3 LLC in accordance with its terms; and

(iii) if required pursuant to the terms of this Indenture to pledge any Property to secure its Note Guarantee, such Issuer Restricted Subsidiary delivers to the Note Collateral Agent all instruments and documents as the Note Collateral Agent may request or as may be necessary or proper to create and perfect a security interest in such Property for the benefit of the Holders of the Securities and the Note Collateral Agent or its bailee.

(b) Notwithstanding the foregoing paragraph (a) of this Section 916, Level 3 Parent shall not be deemed to have failed to comply with such paragraph (a) if, on the Issue Date, Level 3 Parent and each Issuer Restricted Subsidiary that guarantees the Existing Issuer Credit Facility and may provide a Note Guarantee without regulatory approval, provides a Note Guarantee and, thereafter, until such date as the Securities are guaranteed by each Issuer Restricted Subsidiary that guarantees any First Lien Obligation, Level 3 Parent, the Issuer and any applicable Issuer Restricted Subsidiary (i) endeavor in good faith using commercially reasonable efforts to obtain all material (as determined in good faith by the General Counsel of Level 3 Parent) authorizations and consents of Federal and State Governmental Authorities required in order for any Issuer Restricted Subsidiary that guarantees the Existing Issuer Credit Facility but has not provided a Note Guarantee to provide a Note Guarantee at the earliest practicable date after the Issue Date and to enter into a Note Guarantee and, in the case of Level 3 LLC, provide an Opinion of Counsel complying with clause (ii) of paragraph (a) of this Section 916 promptly thereafter and (ii) comply with such paragraph (a) with respect to any Issuer Restricted Subsidiary that first guarantees the payment of any First Lien Obligations, including any Existing Issuer Credit Facility Obligations, subsequent to the Issue Date. For purposes of this paragraph (b), the requirement that Level 3 Parent, the Issuer or any Issuer Restricted Subsidiary use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which it conducts its business in any respect that the management of Level 3 Parent shall determine in good faith to be adverse or materially burdensome. Upon the reasonable request of Level 3 Parent or the Issuer, the Trustee will use reasonable efforts to cooperate with Level 3 Parent, the Issuer and any Issuer Restricted Subsidiary as necessary to enable them to comply with their obligations under this paragraph (b).

SECTION 917. Covenant Termination.

If on any date following the Issue Date (i) either the Issuer or Level 3 Parent has obtained a corporate family rating or the equivalent (which may include a prospective corporate family rating or the equivalent reflecting the pro forma effect of a proposed transaction or series of related and substantially concurrent transactions) by two or more of the Rating Agencies that reflect an Investment Grade Rating (provided, however, that if neither the Issuer nor Level 3 Parent has been assigned a corporate family rating or the equivalent by a Rating Agency, a corporate family rating or the equivalent of any direct or indirect parent entity of Level 3 Parent by such Rating Agency may be substituted for the corporate family rating or the equivalent of the Issuer or Level 3 Parent for purposes of this clause (i)) and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Termination Ratings Event”), the Issuer and the Issuer Restricted Subsidiaries shall cease to be subject to the covenants of this Indenture described in Section 908, Section 913(a) and Section 703(a)(3) .

SECTION 918. Collateral and Guarantee Termination.

If on any date following the Issue Date (i) either the Issuer or Level 3 Parent has obtained a corporate family rating or the equivalent (which may include a prospective corporate family rating or the equivalent reflecting the pro forma effect of a proposed transaction or series of related and substantially concurrent transactions) by two or more of the Rating Agencies that reflect an Investment Grade Rating (provided, however, that if neither the Issuer nor Level 3 Parent has been assigned a corporate family rating or the equivalent by a Rating Agency, a corporate family rating or the equivalent of any direct or indirect parent entity of Level 3 Parent by such Rating Agency may be substituted for the corporate family rating or the equivalent of the Issuer or Level 3 Parent for purposes of this clause (i)), (ii) all Collateral has been released (or shall be released substantially concurrently with the release of Collateral securing the Securities described in this paragraph) with respect to all First Lien Obligations (other than the Securities) and (iii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i), (ii) and (iii) being collectively referred to as a “Collateral Release Ratings Event”), all Collateral securing the Securities shall be released in accordance with the terms set forth in this Indenture and the Note Collateral Documents. Concurrently with the release of Collateral upon a Collateral Release Ratings Event, the Guarantees of each Guarantor (other than Level 3 Parent and Level 3 LLC) with respect to the Securities shall be automatically and unconditionally released. For the avoidance of doubt, the occurrence of a Collateral Release Ratings Event shall not relieve any Person from any obligation under this Indenture to pledge Property to secure or to guarantee the Securities arising after such Collateral Release Ratings Event, including, without limitation, pursuant to Sections 909, 911 or 916. In addition, following a Collateral Release Ratings Event, (i) Section 909 shall be modified as set forth therein and in the definition of “Priority Debt Cap”, (ii) the Issuer and the Issuer Restricted Subsidiaries shall not be subject to Section 910 but shall thereafter be subject to Section 911 and (iii) the Issuer and the Issuer Restricted Subsidiaries shall not be subject to Section 912.

SECTION 919. Authorizations and Consents of Governmental Authorities.

Each of Level 3 Parent and the Issuer will endeavor, and cause Level 3 LLC to endeavor, in good faith using commercially reasonable efforts to cause Level 3 LLC and each other Regulated Subsidiary to obtain all material (as determined in good faith by the General Counsel of Level 3 Parent) authorizations and consents of Federal and State Governmental Authorities required in order for, at the earliest practicable date, (i) its equity to be pledged (other than Global Crossing Telecommunications, Inc.), (ii) it to Guarantee the Securities and pledge Collateral to secure such Guarantee and (iii) it to enter into a Guarantee of the Securities and pledge of Collateral promptly thereafter. For purposes of this covenant, the requirement that Level 3 Parent, the Issuer or Level 3 LLC use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which they conduct their business in any respect that the management of Level 3 Parent shall determine in good faith to be adverse or materially burdensome. Upon the reasonable request of Level 3 Parent or the Issuer, the Trustee will use reasonable efforts to cooperate with Level 3 Parent, the Issuer and any Issuer Restricted Subsidiary as necessary to enable them to comply with their obligations under this paragraph.

Notwithstanding anything to the contrary contained herein (but subject to the following paragraph), if a Person is required to become a Guarantor pursuant to this Indenture, none of the Issuer or any Subsidiary shall be required to submit any application or filing or otherwise take any action to obtain any authorization or consent of any Federal or State Governmental Authority required in order to cause such Person to become a Guarantor (and the requirement to provide such a Guarantee shall be tolled), in each case, to the extent an authorization or consent of such Federal or State Governmental Authority is determined by CenturyLink, Level 3 Parent or the Issuer to be sought in respect of any Material Transaction or any financing relating thereto and has not yet been obtained; provided that (i) such Person is not submitting any application or filing or otherwise taking any action to obtain any authorization or consent of any Federal or State Governmental Authority required in order to cause such Person to Guarantee any First Lien Obligation and (ii) at the time such Federal or State Governmental Authority has approved such Material Transaction, the application, filing or other action to obtain any such authorization or consent of any Federal or State Governmental Authority required in order to cause any Person to become a Guarantor shall promptly be made.

Subject in the case of a Regulated Subsidiary to the receipt of such authorizations and consents of Federal and State Governmental Authorities as are required in order for such Regulated Subsidiary to guarantee the Securities and pledge Collateral to secure such Guarantee, notwithstanding anything to the contrary herein, no Issuer Restricted Subsidiary shall guarantee any of the Existing Notes or any First Lien Obligations (other than the Securities) unless such Issuer Restricted Subsidiary (i) is or becomes a Guarantor on the date on which such other Guarantee is Incurred, which Guarantee will be pari passu in right of payment with such Issuer

Restricted Subsidiary’s Guarantee of such Existing Notes or First Lien Obligations (other than the Securities) and shall remain in effect for so long as such Issuer Restricted Subsidiary guarantees any Existing Notes or any First Lien Obligation (other than the Securities) and (ii) executes and delivers to the Trustee, substantially concurrently therewith, a supplement or joinder to, and as applicable, an amendment, restatement, supplement or other modification of, the Note Collateral Documents and takes all actions required thereunder to perfect the Liens created thereunder.

ARTICLE TEN

REDEMPTION OF SECURITIES

SECTION 1001. Right of Redemption.

The Securities will be subject to redemption at the option of the Issuer, in whole or in part, at any time or from time to time, upon not less than 10 nor more than 60 days’ prior notice, on the terms and at the redemption prices (expressed as percentages of principal amount) set forth in paragraph 5 on the reverse of the form of Security, plus accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

SECTION 1002. Applicability of Article.

This Article Ten shall govern any redemption of the Securities pursuant to Section 1001.

SECTION 1003. Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Securities pursuant to Section 1001 shall be evidenced by a Board Resolution of the Issuer. The Issuer shall, at least 30 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1004. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein.

SECTION 1004. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, on a pro rata basis, by lot or by such other method as the Trustee shall deem appropriate and which may provide for the selection for redemption of portions of the principal of Securities and, in the case of Securities represented by a Global Security held by the Depository, in accordance with Depository procedures; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

The Trustee shall promptly notify the Issuer in writing of all available information (including information obtainable from the Depository) concerning the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 1005. Notice of Redemption.

Notice of redemption shall be given in the manner provided for in Section 106 not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed; provided that in the case of Securities held through the Depository by Depository participants, such notice will be submitted via the Depository’s electronic messaging system.

Each notice of redemption shall identify the Securities (including “CUSIP” number(s) and the statement from Section 310) to be redeemed and shall state:

(1) the Redemption Date,

(2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1007, if any,

(3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

(4) in case any Security is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date the Redemption Price (and unpaid and accrued interest, if any, to the Redemption Date payable as provided in Section 1007) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that, unless the Issuer defaults in making such redemption payment or the Trustee or the Paying Agent is prohibited from making such payment, interest thereon will cease to accrue on and after said date, and

(6) the place or places where such Securities are to be presented and surrendered for payment of the Redemption Price and accrued interest, if any.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer; provided, however, in the latter case the Issuer shall give the Trustee at least 10 days prior notice (or such shorter notice as the Trustee may permit) of the date of the giving of the notice.

SECTION 1006. Deposit of Redemption Price.

On or prior to any Redemption Date (and if on any Redemption Date, before 11:00 A.M. New York City time, on such date), the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 903) an amount of money sufficient to pay the Redemption Price of, and unpaid and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) on, all the Securities which are to be redeemed on that date.

SECTION 1007. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with unpaid and accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest or the Trustee or the Paying Agent shall be prohibited from making such payment) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with unpaid and accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

SECTION 1008. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 902 (with, if the Issuer and the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE ELEVEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1101. Issuer’s Option to Effect Defeasance or Covenant Defeasance.

The Issuer may, at its option by Board Resolution of the Issuer, at any time, with respect to the Securities, elect to have either Section 1102 or Section 1103 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Eleven.

SECTION 1102. Defeasance and Discharge.

Upon the Issuer’s exercise under Section 1101 of the option applicable to this Section 1102, the Issuer and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1104 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1105 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the Issuer’s obligations with respect to such Securities under Section 2.3 of Appendix A and Sections 303, 306, 307, 902 and 903 and the Issuer’s rights under Section 1001, (B) rights of Holders to receive payment of principal of, premium, if any, and interest on such Securities (but not the Purchase Price referred to under Section 907) and any rights of the Holders with respect to such amounts, (C) the rights, obligations and immunities of the Trustee under this Indenture and (D) this Article Eleven. Subject to compliance with this Article Eleven, the Issuer may exercise its option under this Section 1102 notwithstanding the prior exercise of its option under Section 1103 with respect to the Securities. If the Issuer exercises its option under this Section 1102, (v) each Guarantor, if any, shall be released from all its obligations under its Note Guarantee, (w) the Loan Proceeds Note may be prepaid in whole or in part, (x) no entity shall be obligated to guarantee the Loan Proceeds Note, (y) the Loan Proceeds Note may be canceled and (z) all obligations to provide Loan Proceeds Note Guarantees shall terminate and all references in this Indenture to Loan Proceeds Note Guarantees and Loan Proceeds Note Guarantees shall be disregarded and not be deemed to be requirements to take or omit to take any action by Level 3 Parent or any Restricted Subsidiary. Upon the Issuer’s exercise under Section 1101 of the option applicable to this Section 1102, all Liens on the Collateral securing the Debt evidenced by the Securities shall be released and the Note Collateral Documents shall cease to be of further effect.

SECTION 1103. Covenant Defeasance.

Upon the Issuer’s exercise under Section 1101 of the option applicable to this Section 1103, the Issuer and each Guarantor shall be released from their obligations under any covenant contained in Sections 701(a)(2), 703(a)(3), (4) and (5), in Sections 704, 706, 905 and

919 and Sections 907 through 917 and from the operation of Sections 501(6), (7), (8), (9), (10) and (11) (but, in the case of Sections 501(9) and (10), with respect only to Significant Subsidiaries), with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent, declaration or other Act of Holders (and the consequences of any thereof) in connection with such provisions, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such provision or by reason of any reference in any such provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3), (4), (5), (6), (7), (8), (9), (10) or (11) (but, in the case of Section 501(9) or (10), with respect only to Significant Subsidiaries) but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. If the Issuer exercises its option under this Section 1103, (v) each Guarantor shall be released from all its obligations under its Note Guarantee, (w) the Loan Proceeds Note may be prepaid in whole or in part, (x) no entity shall be obligated to guarantee the Loan Proceeds Note, (y) the Loan Proceeds Note may be canceled and (z) all obligations to provide Loan Proceeds Note Guarantees shall terminate and all references in this Indenture to Loan Proceeds Note Guarantees and Loan Proceeds Note Guarantees shall be disregarded and not be deemed to be requirements to take or omit to take any action by Level 3 Parent or any Restricted Subsidiary. Upon the Issuer’s exercise under Section 1101 of the option applicable to this Section 1103, all Liens on the Collateral securing the Debt evidenced by the Securities shall be released and the Note Collateral Documents shall cease to be of further effect.

SECTION 1104. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1102 or Section 1103 to the Outstanding Securities:

(1) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Eleven applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, at any time prior to the Maturity of the Securities: (A) money in an amount, or (B) Government Securities which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a certified public accountant (selected by the Issuer or Level 3 Parent in its sole discretion) expressed in a written certification delivered to the Trustee, to pay and discharge the principal of (and premium, if any, on) and interest on, the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee (or such other trustee) shall have been irrevocably instructed in writing to apply such money or the proceeds of such Government Securities to said payments with respect to the Securities. Before such a deposit, the Issuer may give to the Trustee, in accordance with Section 1003, a notice of their election to redeem all of the Outstanding Securities at a future date in accordance with Article Ten, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 501(9) and Section 501(10) are concerned with respect to the Level 3 Parent and the Issuer, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any Guarantor is a party or by which it is bound.

(4) In the case of an election under Section 1102, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(5) In the case of an election under Section 1103, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(6) The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1102 or the covenant defeasance under Section 1103 (as the case may be) have been complied with.

SECTION 1105. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 903, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1105, the “Trustee”) pursuant to Section 1104 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law or to the extent the Issuer or Level 3 Parent acts as the Issuer’s Paying Agent.

The Issuer shall pay and indemnify the Trustee and (if applicable) its officers, directors, employees and agents against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1104 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article Eleven to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s Request any money or Government Securities held by it as provided in Section 1104 which, in the opinion of a certified public accountant (selected by the Issuer or Level 3 Parent in its sole discretion) expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article Eleven.

SECTION 1106. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 401 or 1105 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under the Note Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 401, 1102 or 1103, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance therewith; provided, however, that if the Issuer or any Guarantor makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuer or such Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE TWELVE

NOTE GUARANTEES

SECTION 1201. Guarantees. Each Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of (and premium, if any) and interest on the Securities when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Note Documents and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under the Note Documents (all the foregoing being hereinafter collectively called the “Obligations”). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under this Article Twelve notwithstanding any extension or renewal of any Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations of any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

Except as expressly set forth in Sections 705, 706, 914, 1102, 1103, 1203 and 1208, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any terms thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of (or premium, if any) or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of (or premium, if any) or interest on any Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Issuer to the Holders and the Trustee.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of such Guarantor’s Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article Five, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 1201.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 1201.

Notwithstanding anything to the contrary contained herein (but subject to the following paragraph), if a Person is required to become a Guarantor pursuant to this Indenture, none of the Issuer or any Subsidiary shall be required to submit any application or filing or otherwise take any action to obtain any authorization or consent of any Federal or State Governmental Authority required in order to cause such Person to become a Guarantor (and the requirement to provide such a Guarantee shall be tolled), in each case, to the extent an authorization or consent of such Federal or State Governmental Authority is determined by CenturyLink, Level 3 Parent or the Issuer to be sought in respect of any Material Transaction or any financing relating thereto and has not yet been obtained; provided that (i) such Person is not submitting any application or filing or otherwise taking any action to obtain any authorization or consent of any Federal or State Governmental Authority required in order to cause such Person to Guarantee any First Lien Obligation (other than the Securities) and (ii) at the time such Federal or State Governmental Authority has approved such Material Transaction, the application, filing or other action to obtain any such authorization or consent of any Federal or State Governmental Authority required in order to cause any Person to become a Guarantor shall promptly be made.

Subject in the case of a Regulated Subsidiary to the receipt of such authorizations and consents of Federal and State Governmental Authorities as are required in order for such Regulated Subsidiary to guarantee the Securities and pledge Collateral to secure such Guarantee, notwithstanding anything to the contrary herein, no Issuer Restricted Subsidiary shall Guarantee any of the Existing Notes or any First Lien Obligations (other than the Securities), unless such Issuer Restricted Subsidiary (i) is or becomes a Guarantor on the date on which such other Guarantee is Incurred, which Guarantee will be pari passu in right of payment with such Issuer Restricted Subsidiary’s Guarantee of such Existing Notes or First Lien Obligations (other than the Securities) and shall remain in effect for so long as such Issuer Restricted Subsidiary guarantees any Existing Notes or any First Lien Obligation (other than the Securities) and (ii) executes and delivers to the Trustee, substantially concurrently therewith, a supplement or joinder to, and as applicable, an amendment, restatement, supplement or other modification of, the Note Collateral Documents and takes all actions required thereunder to perfect the Liens created thereunder.

SECTION 1202. Contribution. Each of the Issuer and any Guarantor (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Guarantor under any Note Guarantee (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Issuer and all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 801, the date of the supplemental indenture executed and delivered by such Guarantor).

SECTION 1203. Release of Guarantees. The Note Guarantee of a Guarantor that is an Issuer Restricted Subsidiary shall be automatically and unconditionally released (a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or an Issuer Restricted Subsidiary, such that after such transaction, such Guarantor would no longer constitute an Issuer Restricted Subsidiary, and, in each case, such sale, exchange, disposition or other transfer or transaction is made in compliance with all applicable provisions of this Indenture, if any, and such Person is not a guarantor of any First Lien Obligation (other than the Securities), (b) in connection with any sale of all of the Capital Stock of a Guarantor that is an Issuer Restricted Subsidiary to a Person that is not (either before or after giving effect to such transaction) the Issuer or an Issuer Restricted Subsidiary in compliance with all applicable provisions of this Indenture, if any, and such Person is not a guarantor of any First Lien Obligation (other than the Securities), (c) if the Issuer properly designates any Issuer Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary pursuant to Section 914, (d) if such Guarantor is (or immediately after being released from its Guarantee of the Securities will be) released from its Guarantee of all First Lien Obligations except any such release by or as a result of payment of such Guarantee and such Guarantor is not a guarantor under any of the Existing Notes and is not otherwise required to Guarantee the Securities under this Indenture in accordance with Section 1201, (e) if the Issuer exercises the legal defeasance option or covenant defeasance option in accordance with Article Eleven, (f) if such Guarantee was originally Incurred to permit such Guarantor to Incur or guarantee Debt not otherwise permitted pursuant to Section 908, Section 909 or Section 916 and the Debt so Incurred or guaranteed (and any permitted refinancing Debt thereof) has been repaid or discharged (provided that, after giving effect to such release, such Guarantor does not have any outstanding Debt or guarantee that would violate Section 908, Section 909 or Section 916 if such outstanding Debt or guarantee would have been Incurred following the release of such Note Guarantee and such Guarantor is not a guarantor under any First Lien Obligation (other than the Securities)) or (g) upon the occurrence of a Collateral Release Ratings Event.

SECTION 1204. Successors and Assigns. This Article Twelve shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 1205. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Twelve shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Twelve at law, in equity, by statute or otherwise.

SECTION 1206. Modification. No modification, amendment or waiver of any provision of this Article Twelve, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 1207. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to any Section of this Indenture shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Guarantor under this Article Twelve and shall guarantee the Obligations. Concurrently with the execution and delivery of any such supplemental indenture by Level 3 LLC, Level 3 LLC shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by Level 3 LLC and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of Level 3 LLC is a legal, valid and binding obligation of Level 3 LLC, enforceable against Level 3 LLC in accordance with its terms. Each Person then a Guarantor authorizes the Issuer to enter into such a supplemental indenture on its behalf.

SECTION 1208. Limitation on Guarantor Liability. Each Guarantor and, by its acceptance of a Security, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or State law to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Twelve, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

ARTICLE THIRTEEN

COLLATERAL AND SECURITY

SECTION 1301. Collateral.

(a) The due and punctual payment of the Obligations, including payment of the principal of, premium on, if any, and interest on, the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Securities, according to the terms hereunder or thereunder, and all other obligations of the Issuers and the Guarantors to the Holders or the Trustee under the Note Documents are secured as provided in the Note Collateral Documents which the Issuer and the Guarantors have entered into simultaneously with the execution of this Indenture and will be secured as provided by the Note Collateral Documents hereafter delivered as required by this Indenture. The Trustee and the Issuer hereby acknowledge and agree that the Note Collateral Agent has a security interest in the Collateral for the benefit of the Holders, the Trustee and itself, in each case pursuant and subject to the terms of the Note Collateral Documents.

(b) Each Holder, by its acceptance of a Security, (i) consents and agrees to the terms of each Note Collateral Document (including, without limitation, the provisions providing for possession, use, release and foreclosure of Collateral), as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture and agrees that it will not contest or support any other person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of First Lien Obligations in all or any part of the Collateral, (ii) authorizes the Note Collateral Agent to act on its behalf as “collateral agent” under this Indenture and the Note Collateral Documents, (iii) authorizes the Trustee to appoint the Note Collateral Agent to act on its behalf as the Note Collateral Agent under this Indenture and the Note Collateral Documents, (iv) authorizes and directs the Note Collateral Agent (or any Bailee Collateral Agent) to enter into the Note Collateral Documents to which it is or becomes a party and to perform its obligations and exercise its rights and powers thereunder in accordance therewith, (v) authorizes and empowers the Note Collateral Agent (or any Bailee Collateral Agent) to bind the Holders and other holders of First Lien Obligations as set forth in the Note Collateral Documents to which the Note Collateral Agent (or any Bailee Collateral Agent) is a party and (vi) authorizes the Trustee to authorize the Note Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Note Collateral Agent by the terms of the Note Collateral Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any grantor thereunder to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. Notwithstanding the foregoing, no such consent shall be deemed or construed to represent an amendment or waiver, in whole or in part, of any provision of this Indenture or the Securities. The foregoing will not limit the right of Level 3 Parent, the Issuer or any Restricted Subsidiary to amend, waive or otherwise modify the Note Collateral Documents in accordance with their terms.

(c) Neither the Issuer nor any Guarantor will take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Note Collateral Agent and the holders of the Securities with respect to the Collateral; provided, however, that the foregoing shall not be deemed to prohibit any action or inaction that is otherwise permitted by this Indenture or required by law.

SECTION 1302. New Guarantors; After-Acquired Property.

(a) To the extent the Note Collateral Agent’s security interest does not automatically attach to after acquired assets that are intended to be Collateral, promptly (but in any event within 30 days) following the acquisition thereof by the Issuer or any Guarantor, the Issuer or the relevant Guarantor shall notify the Note Collateral Agent thereof and promptly thereafter (but in any event within 90 days after such property’s acquisition) shall cause such assets to be subjected to a Lien securing the Obligations for the benefit of the Note Collateral Agent and shall take, or cause the relevant Guarantor to take, such actions as it determines in good faith to be necessary or as reasonably requested by the Note Collateral Agent to grant and perfect or record such Lien, in each case to the extent contemplated by the Note Collateral Documents, all at the Issuer’s expense; provided that the Collateral in any event shall exclude Excluded Collateral.

(b) Substantially concurrently with any Subsidiary becoming a Guarantor pursuant to Section 1201, the Issuer shall cause all of such Subsidiary’s assets (other than Excluded Collateral) to be subjected to a Lien securing the Obligations for the benefit of the Note Collateral Agent and shall take, or cause such Subsidiary to take, such actions as shall be necessary or reasonably requested by the Note Collateral Agent to grant and perfect or record such Lien, in each case to the extent contemplated by the Note Collateral Documents, all at the Issuer’s expense; provided that the Collateral in any event shall exclude Excluded Collateral.

(c) Subject to the limitations set forth in the Note Collateral Documents, the Existing Issuer Credit Facility and the Existing Issuer Credit Facility Collateral Documents, the Issuer and the Guarantors shall, at their expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents, including, without limitation, the creation of a charge governed by Bermuda law over the shares in Level 3 GC Limited granted by the Issuer (which shall be created within 90 days of the Issue Date), and take all such actions as the Note Collateral Agent may from time to time reasonably request or as may be necessary or proper to assure, preserve, protect and perfect (and to maintain the perfection of) the security interest and the priority thereof in the Collateral for the benefit of the Holders and the Note Collateral Agent (or any Bailee Collateral Agent) (including the payment of any fees and taxes required in connection with the execution and delivery of the Note Collateral Documents, the granting of such security interests and the filing of any financing statements or other documents in connection therewith), to the extent required by this Indenture and the Note Collateral Documents and to otherwise effectuate the provisions or purposes of this Indenture and the Note Collateral Documents.

(d) Notwithstanding anything to the contrary in this Indenture or the Note Collateral Documents, and for the avoidance of doubt, neither the Issuer nor any Guarantor shall be obligated to grant a security interest in any asset that is not required to also be collateral securing the Existing Issuer Credit Facility or any other First Lien Obligations and, if so required, they shall not be required to perfect any such security interest unless and until they are required to do so in respect of the Existing Issuer Credit Facility or such other First Lien Obligations.

SECTION 1303. Note Collateral Agent.

(a) The Trustee hereby appoints The Bank of New York Mellon Trust Company, N.A. to act on its behalf as the Note Collateral Agent under this Indenture and each of the Note Collateral Documents and to exercise such powers and perform such duties as are expressly delegated to the Note Collateral Agent by the terms of this Indenture and the Note Collateral Documents, and The Bank of New York Mellon Trust Company, N.A. agrees to act as such. The provisions of this Section 1303 are solely for the benefit of the Note Collateral Agent and neither the Trustee nor any of the Holders shall have any rights as a third party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by the Note Collateral Agent in accordance with the provisions of this Indenture and the Note Collateral Documents, and the exercise by the Note Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Note Collateral Documents, the Note Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Indenture or in the Note Collateral Documents to which it is party. The Note Collateral Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. The Note Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Note Collateral Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Note Collateral Agent may consult with legal counsel (who may be counsel for the Trustee), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Without limiting the generality of the foregoing, the Note Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Note Collateral Documents that the Note Collateral Agent is required to exercise; provided that the Note Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Note Collateral Agent to liability or that is contrary to any Note Collateral Document or applicable law;

(iii) shall not, except as expressly set forth in the Note Collateral Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Issuer or any of its Affiliates that is communicated to or obtained by the Person serving as the Note Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Trustee, (B) in the absence of its own gross negligence or willful misconduct or (C) in reliance on a certificate of an authorized officer of the Issuer stating that such action is permitted by the terms of the Intercreditor Agreement. The Note Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice describing such Event of Default is given to the Note Collateral Agent by the Trustee or the Issuer; and

(v) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Note Collateral Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein or the occurrence of any Event of Default, (D) the validity, enforceability, effectiveness or genuineness of any Note Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Note Collateral Documents, (E) the value or the sufficiency of any Collateral, or (F) the satisfaction of any condition set forth in any Note Collateral Document, other than to confirm receipt of items expressly required to be delivered to the Note Collateral Agent.

By accepting the Securities, each Holder will be deemed to have irrevocably agreed to the foregoing provisions of the prior paragraph and shall be bound by those agreements to the fullest extent permitted by law.

(b) Subject to the provisions of the applicable Note Collateral Document, each Holder, by its acceptance of the Securities, agrees that the Note Collateral Agent shall execute and deliver the Note Collateral Documents to which it is a party and all agreements, power of attorney, documents and instruments incidental thereto, and act in accordance with the terms thereof. The Note Collateral Agent shall hold (directly or through any agent or bailee) and is directed by each Holder to so hold, and shall be entitled to enforce on behalf of the Holders on the Collateral for their benefit, subject to the provisions of the Intercreditor Agreement. Holders may not, individually or collectively, take any direct action to enforce any rights in their favor under the Note Collateral Documents. The Holders may only act by instruction to the Trustee, which shall instruct the Note Collateral Agent.

(c) If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Note Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Note Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article Five, the Trustee shall promptly turn the same over to the Note Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Note Collateral Agent such proceeds to be applied by the Note Collateral Agent pursuant to the terms of this Indenture and the Intercreditor Agreement.

(d) The Note Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Issuer or Guarantor or is cared for, protected, or insured or has been encumbered, or that the Note Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s or any Guarantor’s property constituting Collateral has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Note Collateral Agent pursuant to this Indenture or any Note Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Note Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(e) Notwithstanding anything to the contrary in this Indenture or any Note Collateral Document, neither the Note Collateral Agent nor the Trustee shall be responsible for, and neither makes any representation regarding, the validity, effectiveness or priority of any of the Note Collateral Documents or the security interests or Liens intended to be created thereby.

(f) The benefits, protections and indemnities of the Trustee in Section 607 of this Indenture shall apply mutatis mutandis to the Note Collateral Agent in its capacity as such, including, without limitation, the rights to reimbursement and indemnification.

SECTION 1304. Corporate Note Collateral Agent Required; Eligibility; Conflicting Interests.

(a) There shall be at all times a Note Collateral Agent hereunder which shall have a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 1304, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time a Responsible Officer of the Note Collateral Agent shall have actual knowledge that the Note Collateral Agent ceases to be eligible in accordance with the provisions of this Section 1304, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Thirteen.

(b) The Note Collateral Agent shall be permitted to engage in transactions with Level 3 Parent or its Subsidiaries; provided, however, that if the Note Collateral Agent acquires any conflicting interest, the Note Collateral Agent must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Note Collateral Agent (and if such permission is not granted within a reasonable time, resign) or (iii) resign.

SECTION 1305. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Note Collateral Agent and no appointment of a successor Note Collateral Agent pursuant to this Article Thirteen shall become effective until the acceptance of appointment by the successor Note Collateral Agent in accordance with the applicable requirements of Section 1306.

(b) The Note Collateral Agent may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Note Collateral Agent required by Section 1306 shall not have been delivered to the Note Collateral Agent within 30 days after the giving of such notice of resignation, the resigning Note Collateral Agent may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Note Collateral Agent.

(c) The Note Collateral Agent may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Note Collateral Agent and to the Issuer. If the instrument of acceptance by a successor Note Collateral Agent required by Section 1306 shall not have been delivered to the Note Collateral Agent within 30 days after the giving of such notice of removal, the Note Collateral Agent designated for removal may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Note Collateral Agent.

(d) If at any time:

(1) the Note Collateral Agent shall cease to be eligible under Section 1304 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Note Collateral Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Note Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Note Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by a Board Resolution (or by a resolution of a duly authorized committee of the Board of Directors of the Issuer), may remove the Note Collateral Agent or (ii) the Holders of at least 10% in aggregate principal amount of the then Outstanding Securities who have been bona fide Holders of a Security for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Note Collateral Agent and the appointment of a successor Note Collateral Agent.

(e) If the Note Collateral Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Note Collateral Agent for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Note Collateral Agent. If the Issuer does not promptly appoint a successor Note Collateral Agent after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Note Collateral Agent shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Issuer and the retiring Note Collateral Agent. In either case, the successor Note Collateral Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Note Collateral Agent and supersede the successor Note Collateral Agent appointed by the Issuer. If no successor Note Collateral Agent shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Note Collateral Agent.

(f) The Issuer shall give notice of each resignation and each removal of the Note Collateral Agent and each appointment of a successor Note Collateral Agent to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Note Collateral Agent and its address for notices hereunder.

(g) The retiring Note Collateral Agent shall not be liable for any of the acts or omissions of any successor Note Collateral Agent appointed hereunder.

SECTION 1306. Acceptance of Appointment by Successor.

Every successor Note Collateral Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Note Collateral Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Note Collateral Agent shall become effective and such successor Note Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Note Collateral Agent; but, on request of the Issuer or the successor Note Collateral Agent, such retiring Note Collateral Agent shall, upon payment of its charges hereunder, execute and deliver an instrument transferring to such successor Note Collateral Agent all the rights, powers and trusts of the retiring Note Collateral Agent and shall duly assign, transfer and deliver to such successor Note Collateral Agent all property and money held by such retiring Note Collateral Agent hereunder. Upon request of any such successor Note Collateral Agent, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Note Collateral Agent all such rights, powers and trusts.

No successor Note Collateral Agent shall accept its appointment unless at the time of such acceptance such successor Note Collateral Agent shall be qualified and eligible under this Article Thirteen.

SECTION 1307. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Note Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Note Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the collateral agency business of the Note Collateral Agent, shall be the successor of the Note Collateral Agent hereunder; provided that such Person shall be otherwise qualified and eligible under this Article Thirteen and shall execute and file such documents, including, without limitation, financing statements, or take such other actions as are necessary to maintain the Note Collateral Agent’s perfected security interest in the Collateral.

SECTION 1308. Release of Collateral.

(a) All or any portion of the Collateral, as applicable, shall be released from the Lien and security interest created by the Note Collateral Documents to secure the Obligations, all without delivery of any instrument or performance of any act by any party, at any time or from time to time as provided by this Section 1308. Upon such release, subject to the terms of the Note Collateral Documents all rights in the applicable Collateral securing the Obligations shall revert to the Issuer and the Guarantors. The applicable Collateral shall be automatically released from the Lien and security interest created by the Note Collateral Documents to secure the Obligations under any of the following circumstances:

(i) with respect to any Collateral securing the Note Guarantee of any Guarantor, when such Guarantor’s Note Guarantee is released in accordance with the terms of this Indenture;

(ii) upon payment in full of principal, interest and all other Obligations;

(iii) pursuant to an amendment of, supplement to or other modification of a Note Document entered into pursuant to Section 801(11);

(iv) in connection with any disposition of Collateral (but excluding any transaction subject to Article Seven where the recipient is required to become the obligor on the Securities or a Guarantor) that is not prohibited by this Indenture;

(v) pursuant to this Indenture, with respect to any particular item of Collateral, upon release by the Existing Issuer Credit Facility Collateral Agent of the Liens on such item of Collateral securing the Existing Issuer Credit Facility Obligations (or, if applicable, the release by the collateral agent under any Replacement Credit Facility of Liens on such item of Collateral securing the obligations under such Replacement Credit Facility); provided, however, that there is then outstanding under the Existing Issuer Credit Facility (or such Replacement Credit Facility) aggregate debt and debt commitments in an amount that exceeds the aggregate principal amount of the then outstanding Securities;

(vi) pursuant to this Indenture, with respect to any particular item of Collateral, if there are no outstanding obligations under the Existing Issuer Credit Facility or any Replacement Credit Facility, upon release by the Original Collateral Agent (as defined in the Intercreditor Agreement) of the Liens on such item of Collateral securing the Original Obligations (as defined in the Intercreditor Agreement); provided, however, that (A) the Securities are not the Original Obligations and (B) the aggregate outstanding principal amount of indebtedness then represented by the Original Obligations (as defined in the Intercreditor Agreement) exceeds the aggregate principal amount of the then outstanding Securities;

(vii) if such property or other assets is or becomes Excluded Collateral, including without limitation (i) any collections and accounts established solely for the collection of Receivables to secure the incurrence of Debt pursuant to a Qualified Receivable Facility as permitted by Section 908(b)(ii) and any Property securing such Qualified Receivable Facility and (ii) any Property securing Purchase Money Debt permitted by Section 908(b)(x) to the extent the governing documents prohibit the First Lien securing the Securities on such Property;

(viii) upon the exercise by the Issuer and the Guarantors of their legal defeasance or covenant defeasance options, or the discharge of the Issuer’s and the Guarantors’ obligations under this Indenture in accordance with Article Eleven or Article Four; or

(ix) upon the occurrence of a Collateral Release Ratings Event.

(b) The Note Collateral Agent and, if necessary, the Trustee shall, at the Issuer’s expense, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release provided to it to evidence and shall do or cause to be done all other acts reasonably necessary to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to this Indenture and the Note Collateral Documents. Neither the Trustee nor the Note Collateral Agent shall be liable for any such release undertaken in good faith and that it believes to be authorized or within the rights or powers conferred upon it by this Indenture and the Note Collateral Documents.

(c) The release of any Collateral from the terms of this Indenture and the Note Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Note Collateral Documents.

(d) If the Existing Issuer Credit Facility Obligations have been discharged, Level 3 Parent will designate the class of First Lien Obligations having at that time the highest aggregate principal amount outstanding as the “Original Obligations” under (and within the meaning of) the Intercreditor Agreement.

SECTION 1309. Authorization of Actions to be Taken by the Trustee Under the Note Collateral Documents.

(a) Subject to the provisions of the Note Collateral Documents, the Trustee may direct, on behalf of Holders, the Note Collateral Agent to take action permitted to be taken by it under the Note Collateral Documents.

(b) Upon the occurrence and during the continuation of an Event of Default and subject to the provisions of the Note Collateral Documents and Sections 601 and 603, the Trustee

may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Note Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(i) enforce any of the terms of the Note Collateral Documents; and

(ii) collect and receive any and all amounts payable in respect of the Obligations of the Issuer and the Guarantors hereunder.

(c) Subject to the provisions of the Note Collateral Documents, the Trustee and the Note Collateral Agent will have power to institute and maintain such suits and proceedings, at the expense of the Issuer, as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Note Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Note Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee or the Note Collateral Agent). Nothing in this Section 1309 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Note Collateral Agent.

SECTION 1310. Authorization of Receipt of Funds by the Note Collateral Agent Under the Note Collateral Documents. Subject to the provisions of the Note Collateral Documents, the Note Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Note Collateral Documents, and to make further distributions of such funds to the Trustee for further distribution to the Holders according to the provisions of this Indenture.

SECTION 1311. Purchaser Protected. In no event shall any purchaser or other transferee in good faith of any property or assets purported to be released hereunder be bound to ascertain the authority of the Note Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or assets be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

SECTION 1312. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Thirteen upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property or assets may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article Thirteen; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

LEVEL 3 FINANCING, INC., as Issuer

By	/s/ Rafael Martinez-Chapman
Name: Rafael Martinez-Chapman
Title: Senior Vice President - Treasurer

LEVEL 3 PARENT, LLC, as Level 3 Parent and a Guarantor

By	/s/ Eric J. Mortensen
Name: Eric J. Mortensen
Title: Senior Vice President - Controller

BTE EQUIPMENT, LLC, as a Guarantor

By	/s/ Eric J. Mortensen
Name: Eric J. Mortensen
Title: Senior Vice President - Controller

LEVEL 3 INTERNATIONAL, INC., as a Guarantor

By	/s/ Eric J. Mortensen
Name: Eric J. Mortensen
Title: Senior Vice President - Controller

LEVEL 3 ENHANCED SERVICES, LLC, as a Guarantor

By	/s/ Eric J. Mortensen
Name: Eric J. Mortensen
Title: Senior Vice President - Controller

Signature Page to Indenture

LEVEL 3 TELECOM, LLC, as a Guarantor

By	/s/ Eric J. Mortensen
Name: Eric J. Mortensen
Title: Senior Vice President - Controller

Signature Page to Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and as Note Collateral Agent

By	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

Signature Page to Indenture

APPENDIX A

FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S.

PROVISIONS RELATING TO SECURITIES

1. Definitions

1.1 Definitions

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Additional Securities” means, subject to the Issuer’s compliance with the covenants in the Indenture, including Section 908, 3.400% Senior Secured Notes due 2027 issued from time to time after the Issue Date under the terms of the Indenture (other than pursuant to Section 306, 307 or 1008 of the Indenture).

“Definitive Security” means a certificated Security bearing, if required, the restricted securities legend set forth in Section 2.3(c).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Initial Purchasers” means BofA Securities, Inc., Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, Credit Suisse Securities (USA) LLC, MUFG Securities Americas Inc., SunTrust Robinson Humphrey, Inc., Mizuho Securities USA LLC, BNP Paribas Securities Corp., Citizens Capital Markets, Inc., Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Regions Securities LLC and U.S. Bancorp Investments, Inc.

“Offering Memorandum” means the final offering memorandum dated November 14, 2019, in connection with the sale of the Securities.

“Original Securities” means Securities in the aggregate principal amount of $750,000,000 issued on November 29, 2019.

“Purchase Agreement” means the Purchase Agreement dated as of November 14, 2019, among Level 3 Parent, the Issuer, the Guarantors party thereto and the representatives of the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any future sale of Securities by the Issuer.

“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

APPENDIX A-2

“Securities” has the meaning stated in the first recital of the Indenture and more particularly means any Securities authenticated and delivered under the Indenture.

“Securities Act” means the Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

1.2 Other Definitions

Term	Defined in Section:
“Agent Members”	2.1	(b)
“Global Security”	2.1	(a)
“Regulation S”	2.1
“Regulation S Global Security”	2.1	(a)
“Rule 144A”	2.1
“Rule 144A Global Security”	2.1	(a)

2. The Securities

2.1 Form and Dating

The Securities will be offered and sold by the Issuer, from time to time, pursuant to one or more Purchase Agreements. The Securities will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and in reliance on Regulation S under the Securities Act (“Regulation S”). The Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.

(a) Global Securities. Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more global securities (collectively, the “Regulation S Global Security”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. The Rule 144A Global Security and Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

APPENDIX A-3

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Issuer, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Definitive Securities.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) Original Securities, and (2) any Additional Securities upon a written order of the Issuer signed by two officers or by an officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Security Registrar or a co-registrar with a request:

(x) to register the transfer of such Definitive Securities; or

(y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Security Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Security Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

APPENDIX A-4

(ii) are being transferred or exchanged pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Issuer, a certification to that effect; or

(C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

(b) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

APPENDIX A-5

(iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(c) Legend.

(i) Except as permitted by the following paragraph (ii), each certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR NOTE HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE) OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144

APPENDIX A-6

(IF APPLICABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Security will also bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

(A) in the case of any Transfer Restricted Security that is a Definitive Security, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

(B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Security Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(d) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global

APPENDIX A-7

Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(e) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Security Registrar’s or co-registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 806 and 1008 of the Indenture).

(iii) The Security Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an Interest Payment Date.

(iv) Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent, the Security Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Security Registrar or any co-registrar shall be affected by notice to the contrary.

(v) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any

APPENDIX A-8

amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depository is not appointed by the Issuer within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under the Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Definitive Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(c), bear the restricted securities legend set forth in Exhibit 1 hereto.

APPENDIX A-9

(c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under the Indenture or the Securities.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

EXHIBIT 1

to APPENDIX A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[Restricted Securities Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR NOTE HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE ISSUER, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION (AS DEFINED UNDER REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE) OR (4) PURSUANT TO AN

EXHIBIT 1

to APPENDIX A-2

EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

[Definitive Securities Legend]

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

EXHIBIT 1

to APPENDIX A-3

[FORM OF FACE OF SECURITY]

No. [●]	[up to $500,000,000 in an initial amount of $[●]; the principal amount of Level 3 Financing, Inc.’s 3.400% Senior Secured Notes due 2027 represented by this Security and all other Securities constituting Original Securities not to exceed at any time the lesser of $750,000,000 and the aggregate principal amount of such 3.400% Senior Secured Notes due 2027 then outstanding.]**

3.400% Senior Secured Notes due 2027

CUSIP No. [527298BP7]*[U52783AU8]†

ISIN No. [US527298BP78]‡[USU52783AU84]§

LEVEL 3 FINANCING, INC., a Delaware corporation, promises to pay to [Cede & Co.]**, or registered assigns, the principal sum [of                 Dollars]†† [as set forth on the                  Schedule of Increases or Decreases annexed hereto] on March 1, 2027.

Interest Payment Dates: March 1 and September 1.

Record Dates: February 15 and August 15.

**	Insert for Global Securities
*	For 144A Notes
†	For Regulation S Notes
‡	For 144A Notes
§	For Regulation S Notes
††	Insert for Definitive Securities

EXHIBIT 1

to APPENDIX A-4

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

LEVEL 3 FINANCING, INC.,

By
Name: Title:

By
Name: Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee, certifies

that this is one of

the Securities referred

to in the Indenture.

by:

Authorized Signatory

EXHIBIT 1

to APPENDIX A-5

[FORM OF REVERSE SIDE OF SECURITY]

3.400% Senior Secured Notes due 2027

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture referred to below.

1. Interest

LEVEL 3 FINANCING, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on March 1 and September 1 of each year, commencing March 1, 2020, and on the maturity date. Interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 29, 2019. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment

The Issuer will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 15 or August 15 next preceding the Interest Payment Date even if Securities are canceled after the record date and on or before the Interest Payment Date. The Issuer will pay interest on the Securities on the maturity date to the Persons entitled to the principal of the Securities. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuer will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that, at the option of the Issuer, payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder requests payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Security Registrar

Initially, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Security Registrar. The Issuer may appoint and change any Paying Agent, Security Registrar or co-registrar without notice.

EXHIBIT 1

to APPENDIX A-6

4. Indenture

The Issuer issued the Securities under an Indenture dated as of November 29, 2019 (the “Indenture”) among the Issuer, Level 3 Parent, the other Guarantors party thereto, the Trustee and the Note Collateral Agent. The terms of the Securities include those stated in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

The Securities are unsubordinated secured obligations of the Issuer. [This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of $750,000,000. The Securities include the Original Securities and any Additional Securities]. [This Security is one of the Additional Securities issued in addition to the Original Securities in an aggregate principal amount of $750,000,000 previously issued under the Indenture. The Original Securities and the Additional Securities are treated as a single class of securities under the Indenture.] The Indenture imposes certain limitations on the ability of Level 3 Parent, the Issuer and their respective Restricted Subsidiaries to, among other things, incur Debt, incur Priority Debt and create and incur Liens. The Indenture also imposes limitations on the ability of Level 3 Parent, the Issuer and their respective Restricted Subsidiaries to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of such entities.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, Level 3 Parent has unconditionally guaranteed the Securities on an unsubordinated basis pursuant to the terms of the Indenture.

5. Optional Redemption

At any time prior to January 1, 2027 (the “Par Call Date”), the Issuer may redeem all or a part of the Securities, upon not less than 10 nor more than 60 days’ prior notice, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities so redeemed and (2) the present value of the Remaining Payments (as defined below) on such Security being redeemed, discounted to the Redemption Date, on a semi-annual basis, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 30 basis points, and, in the case of clauses (1) or (2), accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

“Remaining Payments” means, with respect to any Security that is redeemed, the remaining payments of interest and the payment of principal (or the portion of the principal) that would have been due with regard to that Security after the actual Redemption Date, assuming that the Securities matured on the Par Call Date; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Security the amount of the next succeeding scheduled interest payment with respect to such Security will be reduced by the

EXHIBIT 1

to APPENDIX A-7

amount of interest accrued and unpaid with respect to such Security to such Redemption Date. For the avoidance of doubt, calculations of the Remaining Payments shall not be a duty of the Trustee or any Paying Agent.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to the Par Call Date; provided, however, that if the period from the Redemption Date to the Par Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

On and after the Par Call Date, the Issuer may redeem all or a part of the Securities, upon not less than 10 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of the Securities so redeemed, plus accrued and unpaid interest thereon (if any) to, but not including, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Any redemption described above or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and any notice with respect to such redemption may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

6. Sinking Fund

The Securities are not subject to any sinking fund.

7. Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 10 days but not more than 60 days prior to the Redemption Date to each Holder of Securities to be redeemed at his or her registered address; provided that in the case of Securities held through the Depository by Depository participants, such notice will be submitted via the Depository’s electronic messaging system. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued interest on all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

EXHIBIT 1

to APPENDIX A-8

8. Repurchase of Securities at the Option of Holders upon Change of Control Triggering Event

Upon a Change of Control Triggering Event, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be repurchased on the Purchase Date plus accrued and unpaid interest, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar or co-registrar need not register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an Interest Payment Date.

10. Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal, premium (if any), or interest remains unclaimed for two years, the Trustee or Paying Agent shall notify the Issuer and pay the money back to the Issuer at its written request after following specified procedures. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12. Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money and/or Government Securities for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

EXHIBIT 1

to APPENDIX A-9

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority (or, with respect to certain covenants, the written consent of at least two-thirds) in aggregate principal amount of the Outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities. Subject to certain exceptions set forth in the Indenture, the Issuer, the Guarantors and the Trustee may, at any time and from time to time, without notice to or consent of any Holders of Securities, amend the Indenture or the Securities: (i) to evidence the succession of another Person to the Issuer, Level 3 Parent or any other Guarantor and the assumption by such successor of the covenants of the Issuer, Level 3 Parent or such other Guarantor, respectively, in the Indenture, in the Securities, in the applicable Note Guarantee and in the applicable Note Collateral Documents, as applicable; (ii) to add to the covenants of Level 3 Parent, the Issuer or any of their respective Subsidiaries, for the benefit of the Holders, or to surrender any right or power conferred upon Level 3 Parent, the Issuer or any other Guarantor by the Indenture; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Securities in addition to or in place of certificated Securities; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee or a successor Note Collateral Agent in each case pursuant to the requirements of the Indenture; (vi) to secure the Securities; (vii) to comply with the Securities Act (including Regulation S promulgated thereunder); (viii) to add Note Guarantees or to release any Guarantors from Note Guarantees as provided by the terms of the Indenture; (ix) to (a) cure any ambiguity, mistake, omission, defect, inconsistency, or obvious error in the Indenture, or (b) correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein, or to add any other provision with respect to matters or questions arising under the Indenture; provided that, with respect to the foregoing clause (ix)(b), such actions shall not adversely affect the interests of the Holders in any material respect; (x) to conform the Note Documents to any provision of the “Description of the Notes” of the Offering Memorandum to the extent such provision is intended to be a verbatim recitation thereof; or (xi) to add additional assets as Collateral or to release any Collateral from the liens securing the Securities, in each case pursuant to the terms of the Indenture and the Note Collateral Documents, as and when permitted or required by the Indenture or the Note Collateral Documents. The intercreditor provisions of the Note Collateral Documents and any other applicable intercreditor agreement may be amended, waived or otherwise modified from time to time with the consent of the parties thereto. In addition, the Issuer may, without the consent of any other party thereto, amend the Note Collateral Documents and any other applicable intercreditor agreement to designate Debt as “Additional First Lien Obligations”, or as any other Debt subject to the terms and provisions of such agreement.

14. Defaults and Remedies

Subject to certain exceptions set forth in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the

EXHIBIT 1

to APPENDIX A-10

Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. Before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Issuer and the Trustee, may rescind any declaration of acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal or premium (if any) that has become due solely because of the acceleration.

15. Trustee Dealings with the Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. However, the Trustee must comply with Section 608 of the Indenture.

16. No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of such Person. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

EXHIBIT 1

to APPENDIX A-11

19. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

EXHIBIT 1

to APPENDIX A-12

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                  agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:                              Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐ to the Issuer; or

(2)

☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐ pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

EXHIBIT 1

to APPENDIX A-13

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your signature

Signature Guarantee:
Date:	Signature of Signature
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Guarantee

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an

          executive officer

EXHIBIT 1

to APPENDIX A-14

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[                ]. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT 1

to APPENDIX A-15

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 907 (Change of Control Triggering Event) of the Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 907 of the Indenture, state the amount:

$

Date:                         Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:

                     Signature must be guaranteed by a

participant in a recognized signature guaranty medallion

program or other signature guarantor acceptable to the

Trustee.

EXHIBIT A

INCUMBENCY CERTIFICATE

The undersigned,                         , being the                                 of                                  (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture dated as of November 29, 2019 among the Issuer, Level 3 Parent, the other Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and as Note Collateral Agent.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the                day of     , 20    .

Name:
Title:

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of                , among [GUARANTOR] (the “New Guarantor”), LEVEL 3 PARENT, LLC, a Delaware limited liability company (“Level 3 Parent”), LEVEL 3 FINANCING, INC., a Delaware corporation (the “Issuer”) on behalf of itself and the Guarantors (other than Level 3 Parent) (the “Existing Guarantors”) under the Indenture referred to below, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee and collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer, Level 3 Parent and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an Indenture dated as of November 29, 2019 (the “Indenture”; capitalized terms used but not defined herein having the meanings assigned thereto in the Indenture), providing for the issuance of its 3.400% Senior Secured Notes due 2027;

WHEREAS, the Indenture permits the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS, the Guarantee contained in this Supplemental Indenture shall constitute a “Note Guarantee”, and the New Guarantor shall constitute a “Guarantor”, for all purposes of the Indenture;

WHEREAS, pursuant to Section 801 and Section 1207 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of Level 3 Parent, the Issuer and the New Guarantor have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, Level 3 Parent, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Agreement to Guaranty. The New Guarantor hereby agrees, jointly and severally with all the existing Guarantors, to unconditionally guarantee the Issuer’s obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article Twelve of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

EXHIBIT B-2

2. Successors and Assigns. This Supplemental Indenture shall be binding upon the New Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

3. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture, the Indenture or the Securities shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture, the Indenture or the Securities at law, in equity, by statute or otherwise.

4. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the New Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the New Guarantor in any case shall entitle the New Guarantor to any other or further notice or demand in the same, similar or other circumstances.

5. Opinion of Counsel. Concurrently with the execution and delivery of this Supplemental Indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel to the effect that this Supplemental Indenture has been duly authorized, executed and delivered by each of the New Guarantor and the Issuer and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of the New Guarantor is a legal, valid and binding obligation of the New Guarantor, enforceable against the New Guarantor in accordance with its terms.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EXHIBIT B-3

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

10. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer, Level 3 Parent, the Existing Guarantors and the New Guarantor, and not of the Trustee.

[Remainder of this page intentionally left blank]

EXHIBIT B-4

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By

Name: Title:

LEVEL 3 PARENT, LLC,

By

Name: Title:

LEVEL 3 FINANCING, INC., on behalf of itself as the Issuer and the other Existing Guarantors

By

Name: Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and as Note Collateral Agent

By

Name: Title:

EXHIBIT C

LOAN PROCEEDS NOTE GUARANTEE AGREEMENT (this “Agreement”) dated as of [    ], between [    ] (the “Loan Proceeds Note Guarantor”), a subsidiary of Level 3 Financing, Inc., and LEVEL 3 FINANCING, INC. (the “Issuer”).

W I T N E S S E T H :

WHEREAS Level 3 Communications, LLC (“Level 3 LLC”) has heretofore executed and delivered to the Issuer an amended and restated intercompany demand note in an initial principal amount equal to $[ ] (such note, as it may be amended from time to time, together with any additional loan proceeds note issued to evidence additional indebtedness incurred by the Issuer in connection with any First Lien Obligations (as defined in the Intercreditor Agreement referenced below), the “Loan Proceeds Note”);

WHEREAS the Issuer has heretofore entered into: (i) the Indenture, dated as of November 29, 2019, among the Issuer, Level 3 Parent, LLC, as a Guarantor, the other Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee and as Note Collateral Agent, relating to the Issuer’s 3.400% senior secured notes due 2027 (as amended, restated, supplemented or otherwise modified from time to time, the “2027 Notes Indenture”); (ii) the Indenture, dated as of November 29, 2019, among the Issuer, Level 3 Parent, LLC, as a Guarantor, the other Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as Trustee and as Note Collateral Agent, relating to the Issuer’s 3.875% senior secured notes due 2029 (as amended, restated, supplemented or otherwise modified from time to time, the “2029 Notes Indenture”); (iii) the Amended and Restated Credit Agreement, dated as of November 29, 2019, among Level 3 Parent, LLC, the Issuer, the lenders party thereto and Merrill Lynch Capital Corporation, as administrative agent and collateral agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and (iv) the First Lien Intercreditor Agreement, dated as of November 29, 2019, among Level 3 Parent, LLC, the Issuer, each of the other grantors party thereto, Merrill Lynch Capital Corporation, as Original Collateral Agent, and The Bank of New York Mellon Trust Company, N.A., as Additional Collateral Agent (Tranche 1) and Additional Collateral Agent (Tranche 2) (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used but not defined herein have the meanings assigned thereto in the Intercreditor Agreement;

WHEREAS the Issuer’s rights, title and interest in, to and under this Agreement and the Loan Proceeds Note shall be pledged to the Collateral Agents pursuant to the Collateral Documents;

WHEREAS the 2027 Notes Indenture, the 2029 Notes Indenture and the Credit Agreement permit the Loan Proceeds Note Guarantor to incur certain indebtedness provided, among other things, that such Loan Proceeds Note Guarantor execute and deliver a guarantee pursuant to which the Loan Proceeds Note Guarantor shall unconditionally guarantee all Level 3 LLC’s obligations under the Loan Proceeds Note on the terms and conditions set forth herein; and

EXHIBIT C-2

WHEREAS the guarantee contained in this Agreement shall constitute a “Loan Proceeds Note Guarantee” for all purposes of the 2027 Notes Indenture, the 2029 Notes Indenture and the Credit Agreement;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Loan Proceeds Note Guarantor and the Issuer hereby agree as follows:

ARTICLE I

Loan Proceeds Note Guarantee

SECTION 1.01. Guarantees. The Loan Proceeds Note Guarantor hereby irrevocably and unconditionally guarantees to the Issuer and its successors and assigns (a) the full and punctual payment in cash of all obligations of Level 3 LLC in respect of the Loan Proceeds Note, including the payment of principal, premium (if any), interest (including interest arising after the commencement of a bankruptcy or other proceeding, whether or not such a claim is permitted in such proceeding) or any other amount payable thereunder (the “Obligations”). The Loan Proceeds Note Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from the Loan Proceeds Note Guarantor and that the Loan Proceeds Note Guarantor will remain bound under this Agreement notwithstanding any such extension or renewal of the Obligations.

The Loan Proceeds Note Guarantor waives presentment to, demand of, payment from and protest to Level 3 LLC of any of the Obligations and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The Loan Proceeds Note Guarantor waives notice of any default under the Obligations. The obligations of the Loan Proceeds Note Guarantor hereunder shall not be affected by (a) the failure of the Issuer to assert any claim or demand or to enforce any right or remedy against Level 3 LLC, any Loan Proceeds Note Guarantor or any other Person under the Loan Proceeds Note or any other agreement or otherwise; (b) any extension or renewal of any obligation thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Loan Proceeds Note, any Loan Proceeds Note Guarantee or any other agreement; or (d) the release of any security held by the Issuer for the Obligations, if any.

The Loan Proceeds Note Guarantor further agrees that its guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Issuer to any security held for payment of the Obligations.

Except as expressly set forth in Section 2.08, the obligations of the Loan Proceeds Note Guarantor hereunder shall not be subject to any reduction, limitation,

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impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Loan Proceeds Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Issuer to assert any claim or demand or to enforce any remedy under the Loan Proceeds Note, any other guarantee of the Loan Proceeds Note or any other agreement, by any waiver or modification of any term thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Loan Proceeds Note Guarantor or would otherwise operate as a discharge of the Loan Proceeds Note Guarantor as a matter of law or equity.

The Loan Proceeds Note Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or (premium, if any) interest on any Obligation is rescinded or must otherwise be restored by the Issuer upon the bankruptcy or reorganization of Level 3 LLC or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Issuer has at law or in equity against the Loan Proceeds Note Guarantor by virtue hereof, upon the failure of Level 3 LLC to pay the principal of (or premium, if any) or interest on the Obligations when and as the same shall become due or to perform or comply with any other Obligation, the Loan Proceeds Note Guarantor hereby promises to and will, upon receipt of written demand by the Issuer, forthwith pay, or cause to be paid, in cash, to the Issuer an amount equal to all unpaid amounts in respect of the Obligations.

The Loan Proceeds Note Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations.

The Loan Proceeds Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Issuer in enforcing any rights under this Article I.

SECTION 1.02. Contribution. The Loan Proceeds Note Guarantor (the “Contributing Party”) agrees that, in the event a payment shall be made by any other guarantor of the Loan Proceeds Note under any other guarantee of the Loan Proceeds Note (the “Claiming Loan Proceeds Note Guarantor”), the Contributing Party shall indemnify the Claiming Loan Proceeds Note Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party (which shall be measured on the date hereof) and the denominator of which shall be the aggregate net worth of Level 3 LLC on the Effective Date (as defined in the Credit Agreement) and the guarantors of the Loan Proceeds Note on the respective date of the guarantee of the Loan Proceeds Note executed and delivered by each such guarantor.

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ARTICLE II

Miscellaneous

SECTION 2.01. Successors and Assigns. This Agreement shall be binding upon the Loan Proceeds Note Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Issuer and, in the event of any transfer or assignment of rights by the Issuer, the rights and privileges conferred upon that party in the Loan Proceeds Note shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Existing Issuer Credit Facility.

SECTION 2.02. No Waiver. Neither a failure nor a delay on the part of the Issuer in exercising any right, power or privilege under this Agreement or the Loan Proceeds Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Issuer herein and therein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Agreement or the Loan Proceeds Note at law, in equity, by statute or otherwise.

SECTION 2.03. Modification. No modification, amendment or waiver of any provision of this Agreement, nor the consent to any departure by the Loan Proceeds Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuer, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Loan Proceeds Note Guarantor in any case shall entitle the Loan Proceeds Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 2.04. [Reserved]

SECTION 2.05. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 2.06. Counterparts. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart.

SECTION 2.07. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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SECTION 2.08. Termination of Agreement and Release of Guarantee. This Agreement will be terminated and all obligations hereunder of the Loan Proceeds Note Guarantor will be released under the circumstances and conditions set forth in the 2027 Notes Indenture, the 2029 Notes Indenture and the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

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By

Name:
Title:

LEVEL 3 FINANCING, INC.,

By

Name:
Title:

LOAN PROCEEDS NOTE

GUARANTEE AGREEMENT